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EXHIBIT 4.11

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ASSET PURCHASE AGREEMENT

dated as of March 17, 2006

by and between

Sony Ericsson Mobile Communications AB, as Seller

and

Wavecom S.A., as Purchaser

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(i)

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with the Securities and Exchange Commission.

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(ii)

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(iii)

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ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated as of March 17, 2006 (this “Agreement”), is made by and between Sony Ericsson Mobile Communications AB, a Swedish aktiebolag organized under the laws of Sweden (“Seller”), and Wavecom S.A., a corporation organized under the laws of France (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and the Selling Subsidiaries (as defined below), among other things, own certain assets and possess certain rights that are used or held for use in connection with the Business (as defined below) and related goodwill; and

WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the parties desire that Seller and its Subsidiaries sell, transfer, convey and assign to Purchaser (or one or more certain designated Subsidiaries (as defined below) of Purchaser) and that Purchaser purchase, acquire and accept (or cause one or more designated Subsidiaries to purchase, acquire and accept) the Acquired Assets (as defined below) and assume the Assumed Liabilities (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I DEFINITIONS

SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any criminal, judicial, administrative or arbitral action, suit, demand, claim, charge, complaint, mediation, hearing, investigation, proceeding (public or private) or governmental proceeding, including proceeding before a Governmental Authority.

“Acquired Assets” has the meaning set forth in Section 2.1.

“Additional Cash Amount” has the meaning set forth in Section 2.6(b).

“Affiliate” means, as to any Person, (a) any Subsidiary of such Person and (b) any other Person that, directly or indirectly, Controls, is Controlled by, or is under common control with, such Person. For purposes of this Agreement, Affiliates of any of the Selling Subsidiaries shall be deemed to be Affiliates of Seller, whether or not such Persons are in fact Affiliates of Seller.

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“Agreement” has the meaning set forth in the preamble.

“Ancillary Agreements” means any Local Jurisdiction Bill of Sale(s), the Assignment and Assumption Agreement, the Intellectual Property Agreement and the Transition Services Agreement.

“Applicable Jurisdictions” shall mean the United States and the states thereof, Sweden, the United Kingdom and Hong Kong.

“Arbitration Panel” has the meaning set forth in Section 11.11(a).

“Assigned Intellectual Property” means all Intellectual Property and Software (including without limitation the items set forth in Section 3.20(a)(i) of the Disclosure Schedule) owned by Seller and/or its Subsidiaries and exclusively used in the Business. Notwithstanding any provision to the contrary, Assigned Intellectual Property does not include Intellectual Property used by Seller and/or any Selling Subsidiary in any other of their respective businesses other than the Business.

“Assignment and Assumption Agreement” means the form or forms of assignment and assumption agreement to be agreed by the parties prior to Closing.

“Assumed Contracts” has the meaning set forth in Section 2.1(g).

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Benefit Plan” has the meaning set forth in Section 3.12(a).

“Business” means the portion of Seller’s Module Division conducted by Seller and its Subsidiaries relating to the research, design, development, manufacture, distribution and sale of Module Products, including Module Products under development as of the Closing Date, as conducted by Seller and its Subsidiaries as of the date hereof and as of the Closing Date.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

“Business Employee” has the meaning set forth in Section 6.1.

“Cash Amount” means an amount equal to €1,852,000 plus the Additional Cash Amount, if any.

“Closing Date” has the meaning set forth in Section 2.8(a).

“Closing” has the meaning set forth in Section 2.8(a).

“Code” means the Internal Revenue Code of 1986, as amended.

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“Competing Business” has the meaning set forth in Section 5.2(b).

“Competitive Products” has the meaning set forth in Section 5.2(a).

“Confidentiality Agreement” has the meaning set forth in Section 5.4(a).

“Consumer Electronic and Communication Products” means consumer electronics products and communications products, including but not limited to personal computers, wireless phones, PDAs, music recorders, MP3 players, video recorders, cameras and television sets, GPS hand-held devices, fixed wireless devices, gaming devices, DVD players, CD players and set-top boxes.

“Contract” means any contract, agreement, indenture, note, bond, loan, instrument, lease (including real property leases as well as personal property leases), conditional sale contract, purchase or sales orders, mortgage, undertaking, commitment or other enforceable arrangement or agreement, whether written or oral.

“Control” means, as to any Person, the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term “Controlled” shall have a correlative meaning.

“Current Employees” has the meaning set forth in Section 6.1.

“Demand” means any action, award, claim or other legal recourse, complaint, costs, debt, demand, expense, fine, liability, loss, outgoing, penalty or proceeding.

“Developed” means a Sold Module Product that is specified in writing in an approved product requirements document or specification as of the Closing Date.

“Disclosure Schedule” means the Disclosure Schedule, dated as of the date hereof and delivered by Seller to Purchaser.

“Dispute” has the meaning set forth in Section 11.11(a).

“Employee Information” means the data relating to the Purchaser Employees and any records (including performance reviews) that are reasonably necessary to manage the Purchaser Employees after the Closing; provided, however, that Seller shall not be required to produce such records where doing so could reasonably be expected to result in material liability to Seller or the applicable Selling Subsidiary or in a violation of any Law.

“Employee” means each individual who is an employee or consultant of Seller or a Selling Subsidiary and who works principally for, or principally with respect to, the Business (including any such employee who is on leave of absence (including short- or long-term sick

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leave, maternity/paternity leave, military leave or other administrative leave) from Seller or Selling Subsidiary), as of the date hereof.

“Environment” means any ambient, workplace or indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, natural resources, workplace, and real property and the physical buildings, structures, improvements and fixtures thereon.

“Environmental Claim” means any claim, action, cause of action, investigation, demand, letter, request for information or notice (written or oral) by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, Release or threatened Release of any Hazardous Materials or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Law” means any Law and any binding judicial or administrative interpretation thereof relating to pollution, contamination, cleanup, preservation, reclamation and/or protection of the Environment, health and safety, natural resources or the generation, presence, use, handling, transportation, treatment, storage, disposal, release, emission, or discharge of or exposure to Hazardous Materials.

“Environmental Liability” means any claim, demand, order, suit, obligation, settlement, judgment, liability, damages, loss, fine, penalty, cost (including any reasonable investigation, testing, compliance or remedial cost or any natural resource damages), or expense (including attorneys’ and consultants’ fees and expenses), contingent or otherwise arising out of, relating to or resulting from any environmental, health or safety matter or condition, including (a) the compliance or non-compliance with any Environmental Law, (b) the generation, presence, use, handling, transportation, treatment, storage, disposal, release, emission or discharge of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing, in each case Related to the Business or the Acquired Assets.

“Environmental Permit” means any Permit, approval, identification number, license, certificate or other authorization required under or issued pursuant to any Environmental Law.

“Equipment” means hardware (including computers), office equipment and telecommunications equipment and the peripherals and cables thereto.

“ERISA Affiliate” means any Person required at any particular time to be aggregated with any of Seller or any Selling Subsidiary under Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

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“Essential Patents” shall mean those patents without which it is not possible, without infringing the corresponding patent rights, to make, sell, lease or otherwise dispose of, repair, use or operate products, equipment or methods which comply with the relevant standards, where “standards” means any standard set forth by any standards body or generally acknowledged de facto standard including, but not limited to, ETSI, TIA, ARIB, T1P1, CWTS, CCSA, ITU, OMA, IEEE, W3C, MPEG, IETF, ISO, JEITA and/or other relevant standards setting body that are applicable to the Business whether mandatory or optional.

“Euros” or “€” means the lawful currency of the European Economic and Monetary Union.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“Exclusive Business Information” means all originals and all copies of all files, documents, ledgers, instruments, papers, financial records, books and records and similar information (whether in paper, digital or other tangible or intangible form) that are exclusively used or held for use in the Business, the Acquired Assets or the Assumed Liabilities by the Seller and/or the Selling Subsidiaries, including all technical information, operating and production records, quality control records, blueprints, research and development notebooks and files, warranty information, catalogs, advertising materials, standard forms of documents, product testing reports, manuals, engineering and scientific data, sales and promotional literature, drawings, technical plans, business plans, customer lists and lists of suppliers.

“Field” means the design, development, manufacture, distribution and sale of Automotive Modules and Telemetry Modules.

“Financial Statements” has the meaning set forth in Section 3.5.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Business Information” means copies of all files, documents, ledgers, instruments, papers, financial records, books and records and similar information (whether in paper, digital or other tangible or intangible form) that are not Exclusive Business Information and are necessary for the conduct of the Business, the Acquired Assets or the Assumed Liabilities by the Seller and/or the Selling Subsidiaries, including all technical information, operating and production records, quality control records, blueprints, research and development notebooks and files, warranty information, catalogs, advertising materials, standard forms of documents, product testing reports, manuals, engineering and scientific data, sales and

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promotional literature, drawings, technical plans, business plans, customer lists and lists of suppliers, but not including any Tax records of Seller or its Subsidiaries.

“Governmental Authority” means any U.S., European Union, or other foreign, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency or commission or any court, or self-regulatory organization tribunal, or judicial or arbitral body and any instrumentality of any of the foregoing.

“Governmental Order” means any decision, ruling, order, writ, judgment, injunction, decree, stipulation, determination, award or binding agreement issued, promulgated or entered by or with any Governmental Authority.

“Hazardous Materials” means any substance, chemical or material which is (a) listed, defined, managed, regulated or identified as a pollutant, contaminant, hazardous, dangerous or toxic substance, material or waste or words with similar meaning, (b) identified or regulated under any Environmental Law or classified as hazardous, dangerous or toxic in or pursuant to any Environmental Law, or (c) is or contains any explosives, radon, radioactive materials, mold, asbestos, formaldehyde, foam insulations, polychlorinated biphenyls, infectious material or petroleum or petroleum products (including waste petroleum and petroleum products).

“ICC” has the meaning set forth in Section 11.11(a).

“Indemnified Party” has the meaning set forth in Section 10.5(a).

“Indemnifying Party” has the meaning set forth in Section 10.5(a).

“Initial Payment” has the meaning set forth in Section 2.5(a).

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, including such rights in and to: (a) domestic and foreign patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions and reexaminations thereof; (b) trade secrets and corresponding rights in other confidential or non-public information, including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information (whether or not patentable), inventions, invention disclosures, unpatented blue prints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information; (c) business, design, manufacturing and other tools; (d) copyrights, copyright registrations and applications therefor, and all other such rights throughout the world; (e) integrated circuit topographies and mask works; (f) moral rights; (g) features of shape, configuration, pattern or ornament and design registrations or patents; (h) privacy and publicity rights; (i) registrations of, and applications to register, any of the foregoing with any Governmental Authority and any renewals or extensions thereof and all other rights to any of the foregoing; (j) all tangible embodiments of any of the

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foregoing; and (k) all claims, causes of action and defenses relating to the enforcement of any of the foregoing.

“Intellectual Property Agreement” means the Intellectual Property License Agreement to be executed by the parties thereto on the Closing Date in the form of Exhibit A.

“Inventory” means all inventory of the Business that would constitute “Inventories” as such term is used in Seller’s balance sheet, dated as of December 31, 2005, but not including work produced by third party contract manufacturers or raw materials.

“IRS” means the United States Internal Revenue Service.

“Launched” means that: (a) a customer has delivered in writing final hardware and software approval of the Module Product (not in prototype or pre-series form); (b) certification in writing from a customer and/or an operator of the Module Product has been received; and (c) a customer has accepted delivery of the Module Product and made the Module Product available in the stream of commerce.

“Law” means the law of any Applicable Jurisdiction, whether national, federal, state, provincial, local or common law or Governmental Order, act, statute, ordinance, regulation, rule, code, promulgated by a Governmental Authority.

“Leave Employees” has the meaning set forth in Section 6.1.

“Liabilities” means any and all debts, liabilities and obligations of any kind, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undeterminable, on- or off-balance sheet, including those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking or otherwise.

“Licensed Intellectual Property” means all Intellectual Property and Software that is owned, or is sublicenseable under the terms of, and consistent with, any license grant to Seller or any Subsidiary in existence as of the Closing Date, by Seller or any Subsidiary (excluding Assigned Intellectual Property that is included in the Acquired Assets), that: (i) exists as of the Closing Date and (ii) is used in or was developed by the Business, including without limitation Intellectual Property and Software that is owned by the Seller or any of its Subsidiaries incorporated into or used in the design, development, manufacture, use, copying, modification, offer for sale, sale, importation, export, packaging, testing, distribution or other disposition of the Sold Module Products. Notwithstanding anything to the contrary herein, the parties agree that the Licensed Intellectual Property specifically excludes, without limitation, all of the Intellectual Property set forth in Section 1.1 of the Disclosure Schedule.

“Lien” means any lien (statutory or otherwise), pledge, mortgage, deed of trust, security interest, charge, option, license, right of first refusal, easement, servitude, transfer restriction, encumbrance or other adverse claim.

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“Local Jurisdiction Bill of Sale” means any bill of sale or similar agreement required for any local jurisdiction with respect to the consummation of the transactions under this Agreement and the Ancillary Agreements in a form or forms to be agreed by the parties prior to Closing.

“Losses” has the meaning set forth in Section 10.1.

“Material Adverse Effect” means any material adverse effect on (i) the assets, condition (financial or otherwise) or results of operations of the Business, Acquired Assets or Assumed Liabilities or (ii) the ability of the parties to perform their obligations under this Agreement or any Ancillary Agreement in a timely manner or to consummate the transactions contemplated by this Agreement or the Ancillary Agreements without material delay; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute a Material Adverse Effect: (A) any adverse change, effect, event, occurrence, state of facts or developments directly caused by or resulting from or attributable to conditions affecting the wireless communications industry as a whole or the US or world economies as a whole (unless such conditions adversely affect the Seller in a materially disproportionate manner); (B) any adverse change, effect, event, occurrence, state of facts or development caused by the announcement or pendency of the transactions contemplated hereby (including any cancellations of or delays in customer orders, any reductions in sales, any disruptions in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); or (C) any adverse change, effect, event, occurrence, state of facts or development directly caused by compliance with the terms of, or the taking of any action required by, this Agreement; and provided further that with respect to any dispute regarding whether any adverse change, effect, event, occurrence, state of facts or development is “directly caused” by any of the foregoing, the Seller shall have the burden of proof by a preponderance of the evidence. In determining whether there has been a Material Adverse Effect, any event, circumstance, change or effect shall be considered both individually and together with all other events, circumstances, changes or effects.

“Module Division” means the M2M division of Seller as existing as of the date hereof and as of the Closing Date that, among other things, designs, develops, and sells Module Products, PC cards, and embedded Modules.

“Module Products” means Automotive Modules and Telemetry Modules (each as defined below), manufactured, distributed or sold by or on behalf of the Business, including products under development, reference and concept designs and work in progress.

“Automotive Modules” are defined as highly “ruggedized” Modules, with environmental specifications that make them suitable for integration and are used or integrated in automotive, [. . .].

“Telemetry Modules” are defined as Modules (i) designed to commercial or consumer grade environmental specifications, (ii) include the ability to function using [. . .], (iii) which can transfer [. . .], and (iv) may be incorporated into [. . .] devices.

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“Modules” means cellular transceiver devices that (i) provide wireless data and/or voice communication capabilities and (ii) do not include a user interface, display or keypad or any other human user interface. For purposes of clarity, (i) Modules (a) are not ready to be used by consumers and (b) are not integrated into Consumer Electronic and Communication Products, however (ii) Modules may be used in GPS-based hand held devices, boating and sporting location-based devices, fixed wireless devices, DVD players, CD players and set-top boxes, gaming devices and pet and people locator devices; provided that Modules are not marketed, sold or offered for sale as a phone or for integration into a device primarily used as a phone except for fixed wireless devices.

“Order” means any judgment, injunction, judicial or administrative order or decree.

“PBGC” means the Pension Benefit Guaranty Corporation established under ERISA.

“Permit” means any approval, authorization, consent, franchise, license, permit or certificate by any Governmental Authority.

“Person” means any natural person, general or limited partnership, corporation, limited liability company, joint venture, trust, firm, association or other legal or governmental entity.

“Proceeding” means any action, claim, arbitration, demand, proceeding, grievance, subpoena, inquiry, audit, hearing, investigation, litigation or suit, whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or private arbitrator or mediator.

“Product Certifications” means conformance testing and certification of Sold Module Products in an accredited laboratory in accordance with agreed industry standards including GCF Permanent Reference Documents, PCS Type Certification Board (PTCRB), CDG and such wireless operator specific approvals and/or certifications required for sale of the Sold Module Products in those markets where such sold Module Products are currently being sold by Seller or its Subsidiaries.

“Purchaser Documents” has the meaning set forth in Section 4.2.

“Purchaser Employee” has the meaning set forth in Section 6.1.

“Purchaser Indemnified Parties” has the meaning set forth in Section 10.2(a).

“Purchaser” has the meaning set forth in the preamble.

“Related to the Business” means primarily related to or used primarily in the Business.

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“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Material into the environment.

“Restricted Business” is defined as Consumer Electronic and Communication Products provided, however, that the Restricted Business does not include GPS-based hand-held devices, fixed wireless devices, DVD players, CD players, gaming devices, set-top boxes, and any other items agreed upon in writing by Purchaser and Seller in good faith so long as any such device is not marketed, sold or offered for sale as a phone or for integration into a device primarily used as a phone, except for fixed wireless devices.

“Seller” has the meaning set forth in the preamble.

“Seller Indemnified Parties” has the meaning set forth in Section 10.1.

“Selling Subsidiaries” means each of the direct or indirect Subsidiaries of Seller that own, license or otherwise possess any rights with respect to any of the Acquired Assets, any of the Assumed Liabilities or any of the Licensed Intellectual Property.

“Software” means all computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, user interfaces and data, in any form or format, however fixed.

“Sold Module Products” means Module Products that have been or that are being designed (to the extent designed), Developed (to the extent developed), manufactured, sold or distributed as of the Closing Date, including as set forth in Section 3.11(c) of the Disclosure Schedule. For the avoidance of doubt, “Sold Module Products” includes the GR64, GS64 and CM52 products and the variants thereof in existence as of the Closing.

“Subsequent Payments” has the meaning set forth in Section 2.7.

“Subsidiary” of any Person means any other Person (i) of which the first Person owns directly or indirectly 50% or more of the equity interest in the other Person or (ii) of which (or in which) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is at the time directly or indirectly owned or Controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Tax Returns” means all returns, reports (including elections, declarations, disclosures, schedules, estimates and information returns) and other information required to be supplied to a Tax authority relating to Taxes.

“Tax” or “Taxes” means any and all taxes, charges, fees, levies, imposts, duties or other assessments of any kind whatsoever, imposed by or payable to any national, federal, state, local

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or foreign Tax authority, including any gross income, net income, alternative or add-on minimum, franchise, profits or excess profits, gross receipts, estimated, capital, ad valorem, VAT, sales, use, service, documentary, customs, real or personal property, capital stock, license, payroll, withholding or back-up withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, occupancy, transfer and gains taxes, together with any interest and any penalties or additions with respect thereto.

“Trademarks” means (a) trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise); (b) all registrations and applications to register the foregoing anywhere in the world; (c) all goodwill associated therewith; and (d) all rights in and to any of the foregoing.

“Transfer Taxes” has the meaning set forth in Section 7.1(a).

“Transferred Equipment” means all Equipment and furniture, fixtures, machinery, spare and replacement parts and other tangible personal property, that is used or held for use exclusively in the Business as presently conducted.

“Transition Services Agreement” means the Transition Services Agreement to be executed by the parties thereto on the Closing Date in the form of Exhibit B.

“to the Knowledge of Seller” shall refer to the knowledge of managerial-level employees of Seller or its Subsidiaries identified in Section 1.2 of the Disclosure Schedule, with supervisory responsibility over the business, after reasonable and diligent inquiry (provided that in the event no such inquiry is made by such individual, such individual shall be deemed to have the knowledge obtained if such individual had made a reasonable and diligent inquiry).

“TUPE” and references thereto shall mean a relevant transfer of employees under the U.K. Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended).

“VAT” means any value added Tax, goods and services Tax or similar Tax, including such Tax as may be levied in accordance with (but subject to derogation from) EEC Directive 77/388/EEC.

“Working Capital” means, as of the relevant date and as determined in accordance with GAAP on a basis consistent with prior periods, the result of (a) the sum of the accounts receivable and inventory of the Business less (b) the sum of accounts payable, unpaid freight costs, sales coop provisions, royalty provisions, and those other liabilities listed in Section 1.3 of the Disclosure Schedule incurred in connection with the sale of Sold Module Products and accrued but unpaid vacation and leave time for UK Purchaser Employees (collectively, “Accounts Payable”). For the purpose of example, Working Capital as of December 31, 2005 is as set forth on Section 1.3 of the Disclosure Schedule.

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SECTION 1.2 Terms Generally. As used in this Agreement, except to the extent that the context otherwise requires:

(a)	when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b)	the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)	whenever the words “include,” “includes” or “including” (or similar terms) are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d)	the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)	any reference in this Agreement to gender shall include all genders, and the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(f)	if any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day;

(g)	references to a Person are also to its permitted successors and assigns;

(h)	“ordinary course of business” (or similar terms) shall be deemed followed by “consistent with past practice (in quantity and frequency);” and

(i)	all acts and proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously, and, except as permitted hereunder, no acts or proceedings shall be deemed taken nor any documents executed or delivered until all have taken, executed and delivered;

ARTICLE II PURCHASE AND SALE

SECTION 2.1 Purchase and Sale of the Acquired Assets. On the terms and subject to the conditions set forth in this Agreement, and subject to the exclusions set forth in Section 2.2, at the Closing Seller shall sell, assign, transfer, convey and deliver, or shall cause one or more of the Selling Subsidiaries to sell, assign, transfer, convey and deliver to Purchaser (or a designated Subsidiary of Purchaser), and Purchaser shall (or cause a designated Subsidiary of Purchaser to)

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purchase, acquire and accept from Seller, or the applicable Selling Subsidiary or Subsidiaries, all of the right, title and interest in, to and under the assets (whether tangible or intangible), properties, rights and claims that are exclusively used or held for use by Seller or the applicable Selling Subsidiary or Subsidiaries in the Business, whether tangible or intangible, real, personal or mixed (collectively, the “Acquired Assets,” and as further provided in Section 3.11(c) of the Disclosure Schedule), in each case other than the Excluded Assets described in Section 2.2. The Acquired Assets include:

(a)	all Sold Module Products, subject to the Licensed Intellectual Property and underlying third party rights;

(b)	all assets identified in Section 3.11(c) of the Disclosure Schedule;

(c)	all Exclusive Business Information and General Business Information;

(d)	all Employee Information;

(e)	the Permits and Product Certifications related to the Business or Module Products listed in Section 3.10 of the Disclosure Schedule, to the extent transferable;

(f)	all Assigned Intellectual Property;

(g)	the Assumed Contracts set forth in Section 2.1(g) of the Disclosure Schedule;

(h)	the Transferred Equipment;

(i)	all accounts receivable (net of uninsured bad debt) and Inventory as of the Closing Date related to the Sold Module Products;

(j)	all rights, claims, causes of action and credits to the extent relating to any Acquired Asset, or any Assumed Liability, including all rights of Seller or any of the Selling Subsidiaries under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products sold or services provided to Seller or any of the Selling Subsidiaries for or in connection with the Business, or in respect of any Acquired Asset or any Assumed Liability;

(k)	the Cash Amount; and

(l)	all goodwill of the Business.

SECTION 2.2 Excluded Assets. Notwithstanding anything to the contrary set forth herein, neither Purchaser nor any of its Subsidiaries shall acquire any right, title or ownership interest in any of the assets (whether tangible or intangible), properties or Intellectual Property of Seller or any of the Selling Subsidiares relating to the Module Division other than the Acquired

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Assets, and pursuant to the IP License Agreement and Transition Services Agreement (the “Excluded Assets”).

SECTION 2.3 Assumed Liabilities.

(a)	Simultaneously with the Closing, Purchaser shall (or shall cause one or more designated Subsidiaries of Purchaser to) assume and become liable for, and shall pay, perform and discharge the following obligations and Liabilities of Seller and its Subsidiaries (collectively, the “Assumed Liabilities”):

(i)	all Accounts Payable included in the calculation of Working Capital as of the Closing Date, and all Liabilities of Seller or a Selling Subsidiary under the Assumed Contracts from and after the Closing Date; provided, however, that Purchaser shall not have any obligations pursuant to any Assumed Contracts that by its terms or under applicable Law requires, prior to assignment, a consent to assignment unless a written consent thereto has been obtained on or prior to the Closing Date;

(ii)	all Purchaser Employment Related Liabilities and Purchaser UK Employment Related Liabilities, each as defined in Article 6; and

(iii)	all outstanding purchase orders for the Business listed in Section 2.3(a)(iii) of the Disclosure Schedule.

(b)	In the event of any claim against Purchaser or any of its Subsidiaries with respect to any of the Assumed Liabilities, each of Purchaser and each of its Subsidiaries shall have, and Seller hereby assigns to Purchaser and its Subsidiaries, any defense, counterclaim or right of setoff that would have been available to Seller or the Business if such claim had been asserted against Seller or the Business. The assumption by Purchaser or any of its Subsidiaries of the Assumed Liabilities and the transfer of the Assumed Liabilities by Seller shall in no way expand the rights or remedies of any Person against Purchaser or Seller or their respective officers, directors, employees, stockholders and advisors as compared to the rights and remedies that such Person would have had against such parties had Purchaser not assumed the Assumed Liabilities.

SECTION 2.4 Excluded Liabilities. Notwithstanding anything contained in this Agreement to the contrary (and without implication that Purchaser is assuming any Liability of Seller, any Selling Subsidiary or the Business or any Liability related to any of the Acquired Assets not expressly excluded), neither Purchaser nor any of its Subsidiaries is assuming, and neither shall be required to pay, perform or discharge, any Liabilities that are not specifically included in the Assumed Liabilities (the “Excluded Liabilities”). Seller shall (or shall cause a Selling Subsidiary to) pay, perform or discharge when due or required to be performed or discharged, or contest in good faith, the Excluded Liabilities. The Excluded Liabilities shall include, without limitation, the following:

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(a)	all Liabilities for Taxes relating to the Business or the Acquired Assets or Assumed Liabilities to the extent the such Taxes arise from or relate to any period prior to the Closing Date;

(b)	all Liabilities related to the ownership, lease, license, operation, conduct or disposition by Seller, the Selling Subsidiaries or any of their Affiliates of the Business or Module Products prior to the Closing;

(c)	all Seller Employment Related Liabilities and Seller UK employment Related Liabilities, each as defined in Article 6;

(d)	all Liabilities that constitute Environmental Liabilities in connection with: (i) any actual or alleged Release or threatened Release of any Hazardous Substance prior to the Closing; (ii) any actual or alleged violation of any Environmental Law prior to the Closing, by Seller or any of the Selling Subsidiaries or in connection with the Business by any other Person; and (iii) any Environmental Claim made by any Person that relates to or is based upon the operation of the Business prior to the Closing or to any act or omission of Seller or any of the Selling Subsidiaries prior to the Closing, including Environmental Claims based on indemnities or other contractual undertakings;

(e)	all Liabilities of Seller and the Selling Subsidiaries to any of their Affiliates;

(f)	all Liabilities based on any actual or alleged defect in the design, manufacture, quality, conformity to specification or fitness for purpose of any product manufactured or sold by the Business (including any Sold Module Products), or any service provided by the Business, before the Closing Date, including all product liability, product warranty obligations and liabilities and all obligations and liabilities in respect of product recalls or product warnings (including voluntary recalls and warnings reasonably intended to avoid or mitigate liability);

(g)	all Liabilities related to, associated with or arising out of any action, claim, suit or proceeding with respect to the operation of the Business or the Acquired Assets prior to the Closing, whether such action, claim, suit or proceeding is brought prior to, on or after the Closing;

(h)	all Liabilities pertaining to the Business and arising out of or resulting from noncompliance on or prior to the Closing Date with any Laws, statutes, ordinances, rules, regulations, orders, determinations, judgments or directives, whether legislatively, judicially or administratively promulgated (including any Environmental Laws);

(i)	all Liabilities associated with that certain Settlement Agreement with [. . .] as set forth in Section 3.8 of the Disclosure Schedule, all of which shall remain the sole and exclusive obligation of Seller or its Subsidiaries; or

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(j)	all legal, accounting, brokerage, investment banking and finder’s fees or other fees and expenses incurred by or on behalf of Seller or any Selling Subsidiary in connection with this Agreement and/or the transactions contemplated hereby.

SECTION 2.5 Consideration; Purchase Price; Allocation of Purchase Price.

(a)	Subject to the terms and conditions of this Agreement, in consideration of the transfer of the Acquired Assets under Section 2.1 and the purchase of the Business hereunder, Purchaser on its own behalf and, as applicable, as agent for any designated Purchaser Subsidiaries, shall pay to Seller and, as applicable, as agent for each of the Selling Subsidiaries an amount up to Thirty Two Million Five Hundred Thousand Euros (€32,500,000). An amount equal to Twenty Five Million Euros (€25,000,000) shall be paid at Closing, (the “Initial Payment”). The Initial Payment shall be paid to Seller (or as Seller may direct) by wire transfer of immediately available funds in Euros to an account or accounts designated and communicated to Purchaser by Seller at least two Business Days before the Closing Date. Subsequent to the Closing, payments of up to an additional Seven Million Five Hundred Thousand Euros (€7,500,000) shall be made to Seller as provided in Section 2.7 (each, a “Subsequent Payment” and collectively, the “Subsequent Payments”).

(b)	Seller and Purchaser agree that the sum of the Initial Payment and the Assumed Liabilities shall be allocated among the Acquired Assets sold by Seller and the Selling Subsidiaries in the manner set forth in Exhibit C-1; and the Subsequent Closing Purchase Price Payments will be allocated in the manner set forth in Exhibit C-2. Within 60 days following the determination of any adjustment pursuant to Section 2.6 to the Initial Closing Price Payment, Seller and Purchaser shall attempt in good faith to agree upon the allocation of such adjustment. The allocation of such adjustment shall take into account the item or items to which it is attributable and shall, to the extent such allocation is agreed by Seller and Purchaser, be reflected on a revised Exhibit C-1. Purchaser shall (and Purchaser shall cause each relevant Subsidiary of Purchaser to) and Seller shall (and Seller shall cause each Selling Subsidiary to) report the federal, state, local and foreign income and other Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the allocation contained in Exhibit C-1 (as revised pursuant to this Section, if applicable). Except as otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any comparable provision of state, local or foreign Law), neither Purchaser nor Seller (nor any relevant Subsidiary of Purchaser or any Selling Subsidiary) shall take a position inconsistent with such allocations on any Tax Return (including any forms required to be filed pursuant to Section 1060 of the Code), or otherwise. Within a reasonable period before the due date of such statements, each of Seller and Purchaser shall cooperate with the other in preparing IRS Form 8594 or any equivalent statements required by any Governmental Authority charged with collection of any Tax.

SECTION 2.6 Cash Adjustment.

(a)	At least two, but no more than five Business Days prior to the Closing Date, Seller shall deliver or cause to be delivered to Purchaser a certificate, in form reasonably

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satisfactory to Purchaser and executed by an executive officer of Seller, setting forth Seller’s good-faith calculation, as of the Closing Date of the Working Capital value allocable to the Business (“Estimated Working Capital Value”).

(b)	In the event that Accounts Payable included within Estimated Working Capital Value is more than [. . .] (the “Maximum Liabilities Value”), then the Cash Amount shall be increased by the amount by which the Accounts Payable exceed the Maximum Liabilities Value (the “Additional Cash Amount”) on a Euro for Euro basis.

(c)	Within 60 days following the Closing Date, Seller will prepare and deliver to Purchaser a certificate executed by an executive officer of Seller, setting forth Seller’s calculation of the final Working Capital allocable to the business at the Closing (the “Closing Working Capital Value”).

(d)	Unless, within 30 days after delivery of the certificate to Purchaser pursuant to Section 2.6(b), Purchaser delivers to Seller a notice setting forth, in reasonable detail, any good faith dispute as to the Closing Working Capital Value and the basis for such dispute (a “Dispute Notice”), the Closing Working Capital Value shall be deemed accepted by Purchaser and shall be final and binding.

(e)	For 30 days after Seller’s receipt of a Dispute Notice, the parties hereto shall endeavor in good faith to resolve by mutual agreement such disagreement regarding the Closing Working Capital Value. If the parties are unable to resolve the matter within such 30-day period, Purchaser and Seller shall agree on an independent accounting firm or have such selection made pursuant to the rules of the ICC, as applicable, to resolve the dispute. Fees and expenses relating to the engagement of the reviewing accounting firm shall be borne equally by Seller and Purchaser, provided that, if the reviewing accounting firm determines that one party’s statement of the Working Capital value of the Business as of the Closing Date is entirely accurate, then such party shall pay none of the fees, costs and expenses of the reviewing accounting firm and the other party shall pay all such fees, costs and expenses.

(f)	Purchaser and Seller shall instruct the reviewing accounting firm to resolve the disputed matters as promptly as practicable. The parties hereto shall cooperate with each other and the reviewing accounting firm in connection with the matters set forth in this Section 2.6, including by furnishing such information as may be reasonably requested. Each party hereto shall afford the other party the opportunity to participate in all communications with the reviewing accounting firm. The determination of the reviewing accounting firm shall be final and binding and no party shall seek recourse to courts, other tribunals or otherwise, other than to collect any amounts due under this Section 2.6. Judgment may be entered to enforce the reviewing accounting firm’s determination in any court having jurisdiction over the party against which such determination is to be enforced.

(g)	Within 10 Business Days after the Closing Working Capital Value has been finally determined pursuant to this Section 2.6, in the event that the Closing Working Capital Value includes Accounts Payable more than the Maximum Liabilities Value, then

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Seller shall pay to Purchaser the amount by which the Accounts Payable included in the Closing Working Capital Value (starting at Euro one) is more than the Maximum Liabilities Value, provided, however, that if an Additional Cash Amount has been paid pursuant to Section 2.6(b), then Seller shall only be required to pay Purchaser the difference between the Accounts Payable included in the Closing Working Capital Value and the Accounts Payable included in the Estimated Working Capital Value. All payments under this Section 2.6 shall be made by wire transfer of immediately available funds in Euros to an account designated by Purchaser in writing.

SECTION 2.7 Subsequent Payments. The following Subsequent Payments shall be made subject to satisfaction of the relevant conditions:

(a)	Two Million Five Hundred Thousand Euros (€2,500,000) payable for completion of the services specified in the Transition Services Agreement, on or before December 31, 2006, provided that if the services specified in the Transition Services Agreement are completed (i.e., no longer needed) before such date, then the full Two Million Five Hundred Thousand Euros (€2,500,000) will be paid within five (5) Business Days after that date of completion but in no event later than December 31, 2006. Each party shall undertake to extend commercially reasonable efforts to ensure that the Transition Services, as specified, are completed as soon as possible after Closing.

(b)	[. . .] payable for achieving at least [. . .] of either (i) the planned unit volume or (ii) sales revenue to [. . .] as set forth in Section 2.7(b) of the Disclosure Schedule during the period from the Closing Date through December 31, 2006, subject to Section 5.14(a) hereof. Payment to be made by December 31, 2006, if at all, based on sales calculated through December 31, 2006 using historical numbers through December 15, 2006 and, from December 15, 2006 through December 31, 2006, [. . .] “Ordinary course of business,” for purposes of this subsection (b), shall include (i) ordinary course adjustments to shipping performance, including, without limitation, [. . .], or (ii) [. . .].

(c)	[. . .] payable for achieving at least [. . .] of either (i) the planned unit volume or (ii) sales revenue of the [. . .] family of products as set forth in Section 2.7(c) of the Disclosure Schedule during the period from the Closing Date through December 31, 2006. Payment to be made by December 31, 2006, if at all, based on sales calculated through December 31, 2006 using historical numbers through December 15, 2006 and, from December 15, 2006 through December 31, 2006, [. . .]. [. . .]. “Ordinary course of business,” for purposes of this subsection (c), shall include ordinary course adjustments to shipping performance, including, without limitation, [. . .].

SECTION 2.8 Closing and Proceedings at Closing.

(a)	Except as hereinafter provided, the closing of the transactions contemplated hereunder (the “Closing”) shall take place at the offices of Jones Day in Paris, at 10:00 a.m. (CET time) (i) within three Business Days following the satisfaction or waiver of the last of the conditions to the obligations of the parties set forth in Article VIII (other than

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conditions that by their terms are not expected to be satisfied until the Closing Date, but subject to the fulfillment of those conditions or, in the case of Section 8.1, waived by Seller, or, in the case of Section 8.2, waived by Purchaser, at the Closing Date), or (ii) at such other time or on such other date or at such other place as Seller and Purchaser may mutually agree upon in writing (such date and time being referred to herein as the “Closing Date”). The intent of the parties hereto is to cause the Closing to occur no later than March 31, 2006 (the “Target Closing Date”). The parties shall use commercially reasonable best efforts, including obtaining any necessary approvals or consents to cause the Closing to occur by the Target Closing Date.

(b)	All acts and proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously, and, except as permitted hereunder, no acts or proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

SECTION 2.9 Closing Deliveries by Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following:

(a)	the Acquired Assets;

(b)	a copy of the resolution of Seller’s Board of Directors and any of its Selling Subsidiaries, as applicable (or equivalent body) authorizing the execution, delivery and performance of this Agreement and/or any of the Ancillary Agreements, as applicable, to which it is a party;

(c)	a receipt for the Initial Payment duly executed by Seller;

(d)	the certificate referred to in Section 8.2(e) signed by a duly authorized officer of Seller;

(e)	a duly executed counterpart of each of the Ancillary Agreements each executed by Seller and/or the Selling Subsidiary that is a party thereto;

(f)	(vi)	a certificate of non-foreign status pursuant to Treasury Regulations Section 1.1445-2(b)(2) from Seller and each domestic Selling Subsidiary that transfers Assets pursuant to this Agreement, if required ;

(g)	copies of duly signed, binding compromise agreements between the Seller and each individual UK Business Employee that is not a UK Purchaser Employee, providing inter alia that such UK Business Employee (i) agrees not to transfer pursuant to TUPE, and (ii) releases all past, present and future claims against the Seller and its Subsidiaries and the Purchaser and its Subsidiaries in relation to TUPE and the UK Business Employee’s not having transferred pursuant to TUPE;

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(h)	the Cash Amount, by wire transfer in immediately available Euros to an account designated by Purchaser; and

(i)	such further instruments and documents as may be required to be delivered by Seller pursuant to the terms of this Agreement or as may be reasonably requested by Purchaser in connection with the closing of the transactions contemplated hereby or to complete the transfer of the Acquired Assets and the Business to Purchaser.

SECTION 2.10 Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller the following:

(a)	the Initial Payment, by wire transfer of immediately available Euros, in the amount and the manner provided in Section 2.5;

(b)	a copy of the resolutions of the Board of Directors (or equivalent body) of Purchaser and any applicable Subsidiary of Purchaser authorizing the execution, delivery and performance of this Agreement and any of the Ancillary Agreements, as applicable, to which it is a party;

(c)	a receipt for the Acquired Assets acknowledging the purchase of the Acquired Assets pursuant to this Agreement duly executed by Purchaser;

(d)	the certificate referred to in Section 8.1(e) signed by a duly authorized officer of Purchaser;

(e)	a duly executed counterpart of each of the Ancillary Agreements, each executed by Purchaser or one of its Subsidiaries that is a party thereto;

(f)	a receipt for the Cash Amount duly executed by Purchaser; and

(g)	such further instruments and documents as may be required to be delivered by Purchaser pursuant to the terms of this Agreement or as may be reasonably requested by Seller in connection with the closing of the transactions contemplated hereby or to complete the assumption by Purchaser or any of its Subsidiaries of the Assumed Liabilities.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

Except as otherwise specifically set forth in the Disclosure Schedule with respect to identified matters below, Seller, on behalf of itself, and each of its Subsidiaries, hereby represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows:

SECTION 3.1 Organization and Good Standing; Capitalization and Structure.

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(a)	Each of Seller and each of the Selling Subsidiaries is an entity duly organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Seller and the Selling Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not reasonably be expected to have a Material Adverse Effect.

(b)	Section 3.1(b) of the Disclosure Schedule sets forth a true, correct and complete list of each Subsidiary of Seller that is engaged in the operation or conduct of the Business or that has fee or leasehold title to any Acquired Asset or is presently the obligor under any Assumed Liability. Section 3.1(b) of the Disclosure Schedule also includes a true, correct and complete listing of each Selling Subsidiary, its jurisdiction of organization and its entity type.

SECTION 3.2 Authority. Each of Seller and, if applicable, in the case of the Ancillary Agreements, each of the Selling Subsidiaries that is or will be a party thereto, has full corporate or similar power and authority to execute and deliver this Agreement and the Ancillary Agreements and each other agreement, document, instrument or certificate contemplated hereby or to be executed by Seller or any of the Selling Subsidiaries in connection with the consummation of the transactions contemplated hereby and thereby (all of such agreements, documents, instruments and certificates referred to, collectively, as the “Seller Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller and, if applicable, of any of the Selling Subsidiaries of this Agreement, the Ancillary Agreements or the Seller Documents have been duly authorized by all requisite corporate or similar action on the part of Seller and, if applicable, each such applicable Selling Subsidiary and no other corporate proceedings on the part of Seller or its stockholders are necessary. This Agreement, all Ancillary Agreements and all Seller Documents have been, and will be when so executed and delivered on or prior to the Closing, duly executed and delivered by Seller and, if applicable, by any of the Selling Subsidiaries that is a party thereto, and (assuming due authorization, execution, delivery and performance by Purchaser and, if applicable, by any Subsidiary of Purchaser that is a party thereto) this Agreement, and each Ancillary Agreement to which Seller or, if any of the Selling Subsidiaries is or will be a party, constitutes or, when so executed and delivered, will constitute, legal, valid and binding obligations of each of Seller and, if applicable, any of such applicable Selling Subsidiary, enforceable against Seller and such Selling Subsidiary in accordance with its and their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally.

SECTION 3.3 No Conflict. The execution and delivery of this Agreement, the Ancillary Agreements and any Seller Documents by Seller and, if applicable, each Selling Subsidiary that will be a party thereto, and the consummation of the transactions contemplated hereby and

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thereby do not and will not (a) result in a breach of any provision of the certificate or articles of incorporation, other organizational documents or by-laws of Seller or any of the applicable Selling Subsidiaries, (b) constitute a violation of any Law or Governmental Order applicable to Seller or any of the Selling Subsidiaries, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any material rights of termination, acceleration or cancellation under, or result in the creation of any Lien on any of the material assets or properties of Seller or any Seller Subsidiary under, any material note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, Certification or franchise to which Seller or any Seller Subsidiary is a party.

SECTION 3.4 Consents and Approvals.

(a)	The execution and delivery of this Agreement, the Ancillary Agreements and any Seller Documents by Seller and, if applicable, each Selling Subsidiary that is a party thereto do not, and the consummation or performance of this Agreement, the Ancillary Agreements or Seller Documents by Seller and, if applicable, by Seller and each of the Selling Subsidiaries that is a party thereto will not, require any consent, approval, authorization, license, Permit, order or other action by, or filing, registration or declaration with or notification to, any Governmental Authority, except as set forth in Section 3.4(a) of the Disclosure Schedule.

(b)	Except as set forth in Section 3.4(b) of the Disclosure Schedule, there is no consent by any party to a Contract relating to the Business required that, if not obtained or made, would result in a material default under any Business Contract or loss of any license, Permit or Certification in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the Closing.

SECTION 3.5 Financial Statements. Section 3.5 of the Disclosure Schedule sets forth the true, correct and complete unaudited balance sheet of the Business for the fiscal year ended December 31, 2005 (the “Balance Sheet”), and the related statements of income, cash flows and stockholders’ equity for the periods then ended, (together with the Balance Sheet, the “Financial Statements”). Except as shown or provided for in the Financial Statements or described in Section 3.5 of the Disclosure Schedule, the significant accounting policies and practices used to prepare the Financial Statements (i) have been prepared from the books and records of Seller and the Selling Subsidiaries relating to the Business and (ii) are in a form that Seller regularly utilizes in managing and monitoring the Business. The Financial Statements were prepared in accordance with GAAP on a basis consistent with prior periods and fairly present the financial position and results of operations of the Business as of the date and period presented (subject to the absence within unaudited financial statements of certain footnote disclosures otherwise required by GAAP). There are no Liabilities, except for Liabilities (i) reflected in the Balance Sheet or (ii) that were incurred since the date of the Balance Sheet and were normal and recurring expenses incurred in the ordinary course of business. The books of account and other

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financial records of the Seller as they relate to the Business are complete and accurate in all material respects.

SECTION 3.6 Accounts Receivable; Accounts Payable; Inventory.

(a)	Section 3.6(a) of the Disclosure Schedule provides a complete and accurate breakdown and aging as of December 31, 2005 of all accounts receivable notes receivable and other receivables (net of uninsured bad debt), included in the Acquired Assets. All existing accounts receivable as of the Closing Date and included in the Acquired Assets will represent valid obligations of customers of the Business arising from bona fide transactions entered into in the ordinary course of the Business consistent with past practice and are current and will be collected in full.

(b)	Section 3.6(b) of the Disclosure Schedule provides an accurate and complete breakdown as of December 31, 2005 of accounts payable and other accrued liabilities related to the Business or Acquired Assets.

(c)	Section 3.6(c) of the Disclosure Schedule provides an accurate and complete breakdown by component as of February 28, 2006 and as of December 31, 2005 of all inventory included in the Acquired Assets (including stock in transit and consignment stock). All of the inventory included in the Acquired Assets (including all of the consignment inventory) is of good quality as to be usable and saleable in the ordinary course of business and the amount of inventory included in the Acquired Assets available at Closing will be consistent with past practice. Section 3.6(c) of the Disclosure Schedule provides an accurate and complete breakdown as provided by Seller’s contract manufacturers of all Sold Module Products and components thereof held by Seller’s or its Subsidiaries’ contract manufacturers as of February 28, 2006.

(d)	Section 3.6(d) of the Disclosure Schedule sets forth Working Capital as of December 31, 2005 and as of March 13, 2006, respectively, and is true, complete and accurate in all respects as of such dates.

SECTION 3.7 Material Adverse Changes. Except as expressly contemplated by this Agreement or consented to in writing by Purchaser or as described in Section 3.7 of the Disclosure Schedule, since December 31, 2005 (a) there has not been any circumstance, effect, change or event that has had or could reasonably be expected to have a Material Adverse Effect, (b) the Business has been conducted only in the ordinary course of business, consistent with past practice, and (c) none of the actions set forth in Section 5.1 have occurred with respect to the Business, the Acquired Assets or the Assumed Liabilities.

SECTION 3.8 Absence of Litigation. Except as set forth in Section 3.8 of the Disclosure Schedule, there are no Actions pending, or to the Knowledge of Seller, threatened against or affecting Seller or any of the Selling Subsidiaries relating to or affecting the Acquired Assets, the Business, the Assumed Liabilities, the Assigned Intellectual Property or the Licensed Intellectual Property. Except as set forth in Section 3.8 of the Disclosure Schedule, none of the Seller or its

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Subsidiaries have received any claims in writing that expressly identify the Sold Module Products by product number or name. Except as set forth in Section 3.8 of the Disclosure Schedule, there are no outstanding orders, writs, judgments, decrees, injunctions or settlements that restrict the Business, the Acquired Assets, the Assumed Liabilities, the Assigned Intellectual Property or the Licensed Intellectual Property. Except as set forth in Section 3.8 of the Disclosure Schedule, there are no Actions by Seller or any Selling Subsidiary pending, or which Seller or any Selling Subsidiary intends to initiate against any other Person, relating to or affecting the Acquired Assets, the Business, the Assumed Liabilities, the Assigned Intellectual Property or the Licensed Intellectual Property. There are no Actions pending or, to the Knowledge of Seller, threatened in writing which relate to this Agreement, any Ancillary Agreements or any other document entered into in connection herewith or therewith, the transactions contemplated hereby or any action taken or to be taken by Seller or any of the Selling Subsidiaries in connection with, or that seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby or thereby or which would have a Material Adverse Effect on the ability of Seller to carry out its obligations under this Agreement, the Ancillary Agreements or any other document entered into in connection herewith or therewith. Except as set forth in Section 3.8 of the Disclosure Schedule, to the Knowledge of Seller no Order is in effect that relates to or that may affect in any material manner the Business or the Acquired Assets.

SECTION 3.9 Compliance with Laws. Neither Seller nor any Selling Subsidiary is or in the past three years has been in default under or in violation of, or has been charged with any violation of, in each case, in any material respect, any Law or Governmental Order (including any applicable environmental, labor, export control or foreign corrupt practices Law, ordinance, decree or regulation of any Governmental Authority) to which the Business or any of the Acquired Assets or Assumed Liabilities is or was subject.

SECTION 3.10 Permits and Product Certifications. The Acquired Assets include all Permits and Product Certifications required or necessary for the sale of the Sold Module Products as currently being sold (collectively, the “Business Permits and Certificates”). Sold Module Products possess all certifications listed in Section 3.10 of the Disclosure Schedule. All Business Permits and Certificates have been legally obtained and maintained and are in full force and effect. None of Seller, the Selling Subsidiaries, the Business or any of the Acquired Assets is in violation in any material respect of or is being operated in violation in any material respect of the terms of any of the Business Permits and Certificates. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will: (i) require any assignment, consent, waiver or other action in respect of any of the Business Permits and Certificates; (ii) result in the termination or modification of any of the Business Permits and Certificates; or (iii) result in a need for additional Business Permits and Certificates, except as set forth in Section 3.10 of the Disclosure Schedule.

SECTION 3.11 Acquired Assets.

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(a)	Except for the Excluded Assets and as set forth in Section 3.11(a) of the Disclosure Schedule, the Acquired Assets, the Assigned Intellectual Property and the Licensed Intellectual Property constitute all of the assets, properties and rights used or held for use in, or necessary for the conduct of, the Business as heretofore conducted and, together with the services to be provided pursuant to the Transition Services Agreement and the continued employment of the Purchaser Employees and the UK Purchaser Employees, are adequate to enable Purchaser to conduct the Business (including the design, development, manufacture, use, and sale of the Sold Module Products and performance of services (including products, technology or services currently under development)) and utilize the Acquired Assets in a manner consistent with the conduct of the Business on the date of this Agreement and the Closing Date on a stand alone basis after the Closing and in a manner that will not conflict or violate the right of any other Person. All tangible assets used or held for use in, or necessary for the conduct of, the Business are included in the Acquired Assets.

(b)	Seller and the Selling Subsidiaries hold good, valid and marketable title to or have valid leasehold interests in or valid contractual rights to, and, subject to the receipt of any consents set forth on Section 3.11(b) of the Disclosure Schedule, Purchaser or a Subsidiary of Purchaser will acquire at the Closing good valid and marketable title to, valid leasehold interests in or valid contractual rights to (as the case may be) all of the Acquired Assets free and clear of any and all Liens.

(c)	Section 3.11(c) of the Disclosure Schedule sets forth a true, correct and complete list of each of the items compromising the Sold Module Products and Transferred Equipment. Any Transferred Equipment is in good operating condition, in light of its age, for the purpose for which it is currently being used and is free of any defects except for ordinary wear and tear, and neither Seller nor any Selling Subsidiaries has received notice that any of the Transferred Equipment or its operation is in violation of any existing Law or Governmental Order.

SECTION 3.12 Employee Benefit Matters.

(a)	Seller has delivered or made available to Purchaser a complete list, copy and/or summary of each current material benefit, employment, personal services, collective bargaining, compensation, deferred compensation, incentive, bonus, pension, retirement benefit, dependents’ pension, government approved pension, profit sharing, stock option, restricted stock, stock appreciation right, stock purchase, phantom equity, change in control, severance, accelerated termination or severance entitlement, vacation, time-off, perquisite and other similar agreement, plan, policy, scheme, program or arrangement covering one or more Purchaser Employees and currently maintained by or on behalf of Seller or a Selling Subsidiary (“Benefit Plan”). Each of the Benefit Plans has been maintained, operated and administered in material compliance with its terms and with applicable laws.

(b)	Neither the execution and delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated thereby, will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any

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material payment (including severance payments, payments under any other agreements, unemployment compensation payments, payments subject to Section 280G of the Code or otherwise) becoming due to any Purchaser Employee under any Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any material benefits under any Benefit Plan.

(c)	To the Knowledge of Seller, no Employee has violated the terms or conditions of any employment contract, proprietary inventions agreement, company confidentiality policy or any other similar contract or agreement to which such Employee is a party or bound.

(d)	There is no unfair labor practice, charge or complaint or other proceeding pending or, to the Knowledge of Seller, threatened against the Business. Seller and each Selling Subsidiary are in compliance in all material respects with all Laws applicable to the Business in respect of employment and employment practices, terms, and conditions of employment, and wages and hours, and none of them have engaged in any unfair labor practices. Neither Seller nor any Selling Subsidiary is a party to, has any material liability with respect to or is otherwise bound by any collective bargaining agreement or other labor union contract applicable to Persons employed by Seller or any Selling Subsidiary in the Business, nor, to the Knowledge of Seller, are there any activities or proceedings of any labor union or other Person to organize any such employees. There is no labor strike, slowdown, work stoppage or lockout pending, or to the Knowledge of Seller, threatened, against or affecting the Business, nor has there been any such activity within the past three years.

(e)	Except as set forth on Section 3.12(e) of the Disclosure Schedule, neither Seller nor any Selling Subsidiaries are subject to, nor do any of the Employees benefit from, any agreement, arrangement, understanding or custom between or among any of the Employees, on one hand, and Seller and/or any Selling Subsidiary, on the other hand.

(f)	No Action in respect of any Employee is pending or, to the Knowledge of Seller, threatened against Seller or any Selling Subsidiary by or on behalf of any past, present, or prospective employee of the Business, including Actions related to discrimination, harassment, wrongful termination, workers compensation or disability. Neither Seller nor any Selling Subsidiary is a party to, or otherwise bound by, any Governmental Order relating to its respective employees or employment practices in respect of the Business, and Seller and the Selling Subsidiaries are in compliance in all material respects with all applicable policies and agreements relating to wages, hours, employment, employment practices, and terms and conditions of employment in respect of the Business. Seller and the Selling Subsidiaries have withheld and paid to (or are holding for payment not yet due) the appropriate Governmental Authority all amounts required by Law or agreement to be withheld from the wages or salaries due to each of the Employees. Seller and the Selling Subsidiaries have paid in full to all of the Employees all wages, salaries, bonuses, benefits, commissions and other compensation due to them or otherwise arising under any Law, plan, policy, practice, program, or agreement. All amounts which Seller or any of the Selling Subsidiaries are legally or contractually required to

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deduct from the Employees’ salaries or transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or otherwise, have been duly paid into the appropriate fund or funds, and Seller and the Selling Subsidiaries have no outstanding obligation to make any such transfer or provision.

(g)	Seller and each Selling Subsidiary are in compliance with their respective obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended, in respect of the Business, and Purchaser will have no Liability thereunder with respect to any events occurring or conditions existing on or prior to Closing or as a result of the transactions contemplated by this Agreement or the Ancillary Agreements.

SECTION 3.13 Insurance. Seller and/or Seller’s Affiliates have in place insurance policies that provide sufficient coverage with respect to the Business and/or any of the Acquired Assets. The insurance policies referred to in this Section 3.13 will remain in full force and effect prior to the Closing Date.

SECTION 3.14 Taxes.

(a)	All Tax Returns required to be filed by Seller or any of the Selling Subsidiaries with respect to the Business have been timely filed. All such Tax Returns were correct and complete. All Taxes (whether or not shown on any Tax Return), the nonpayment of which could result in a Lien on an Acquired Asset, adversely affect the Business or result in Purchaser or any of its Affiliates having any Liability therefor, have been paid. No claim has been made in respect of the Business by an authority in a jurisdiction where Seller or any Selling Subsidiary does not file Tax Returns that Seller or such Selling Subsidiary is or may be subject to taxation by that jurisdiction with respect to the Business or any of the Acquired Assets.

(b)	Seller and the Selling Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party relating to the Business or any of the Acquired Assets.

(c)	No audit or other administrative proceeding is pending or, to the Knowledge of Seller, threatened, and no judicial proceeding is pending or, to the Knowledge of Seller, threatened, that involves any Tax or Tax Return relating to the Business or any of the Acquired Assets.

(d)	Neither Seller nor any of the Selling Subsidiaries has made any payments, are obligated to make any payments or are a party to any agreement that could obligate any of them to make any payments relating to the Business or any of the Acquired Assets that will not be deductible under Section 162(m) or 280G of the Code.

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(e)	Section 3.14(e) of the Disclosure Schedule sets forth all closing agreements and Tax rulings requested or received from any Governmental Authority with respect to the Acquired Assets or the Business.

(f)	None of the Acquired Assets are (i) tax exempt use property under Section 168(h) of the Code; (ii) tax-exempt bond financed property under Section 168(g) of the Code, (iii) limited use property under Revenue Procedure 2001-28, (iv) treated as owned by any other person under Section 168 of the Code, or (v) U.S. real property interests as described in Section 897 of the Code.

(g)	Neither Seller nor any of the Selling Subsidiaries is obligated in connection with the Business or any of the Acquired Assets to pay the Taxes of another Person by contract, as transferee, as successor or otherwise.

(h)	Neither Seller nor any Selling Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency.

(i)	Neither Seller nor any Selling Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) or has any Liability for the Tax of any Person (other than Seller or any Selling Subsidiary) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(j)	There are no Liens for unpaid Taxes on any of the Acquired Assets.

SECTION 3.15 Environmental Matters.

(a)	The Acquired Assets and the Business are, and at all times have been, in compliance in all material respects with all applicable Environmental Laws and Seller and each Selling Subsidiary has obtained and is in compliance with all required Environmental Permits in respect of the Business, and each such Environmental Permit is in full force and effect. Neither Seller nor any Selling Subsidiary has received any written communication from any Governmental Authority or third-party that alleges that the Business has failed to comply with any Environmental Law or Environmental Permit, except where any such failure to comply with Environmental Laws or to obtain and comply with Environmental Permits or the receipt of any such communication has not had and would not reasonably be expected to have a Material Adverse Effect.

(b)	There are no Actions alleging any Environmental Liability or a violation of any Environmental Law pending or, to the Knowledge of Seller, threatened relating to the Business or Acquired Assets.

SECTION 3.16 Contracts. Section 3.16 of the Disclosure Schedule sets forth a true, correct and complete list of all of the Contracts to which Seller or any of its Subsidiaries is a

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party or bound, in each case that are used in, or held for use in the Business and that relate to: (i) any of the Acquired Assets; (ii) any of the Assumed Liabilities; (iii) Permits or Product Certifications; (iv) customer, supply, manufacturing, supplier, vendor or similar agreements; (v) distributor, distribution, sales representative, commission or similar agreements, (vi) the lease of machinery or office equipment, (vii) the provision by a third party of goods or services for use in the Business, (viii) the sale of products by the Business, (ix) the assignment, license, sublicense or other right to use any Intellectual Property of any Person that is used in the Sold Module Products; (x) any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any Liability or provide a right of rescission with respect to the infringement or misappropriation of the Intellectual Property of any Person other than the Seller or any Selling Subsidiary that is related to the Business; (xi) any joint development or joint venture agreements; (xii) source code escrow agreements; (xiii) employment, consulting, non-competition, or other similar agreements relating to the Employees; (xiv) all agreements under which Seller or any of its Subsidiaries have licensed or granted others rights to use the Assigned Intellectual Property; (xv) any agreements (including without limitation non-compete agreements) restricting in any manner the Seller or any of its Subsidiaries with respect to the Business, the Acquired Assets or the Licensed Intellectual Property or (xvi) any agreement which permits a third party to license any of the Assigned Intellectual Property or permits a third party to license any patents related to the Business for use specifically in the Field. Seller has delivered or cause to be delivered to Purchaser true, correct and complete copies of each Contract listed on Section 3.16 of the Disclosure Schedule, together with all amendments and supplements thereto.

SECTION 3.17 Transitional Services. The services to be provided for the Business post-closing under the Transition Services Agreement, together with the Acquired Assets and the Licensed Intellectual Property and the continued employment of the Purchaser Employees and the UK Purchaser Employees, are sufficient and adequate for the operation of the Business on a stand-alone basis, consistent with past practice by the Seller and the Selling Subsidiaries.

SECTION 3.18 Customers. Section 3.18 of the Disclosure Schedule sets forth a true, correct and complete list of the ten largest customers of Seller and the Selling Subsidiaries with respect to the Business in terms of sales and purchases during the fiscal year ended December 31, 2005. Except as set forth in Section 3.18 of the Disclosure Schedule, since December 31, 2005 there has not been any material adverse change in the business relationship of Seller or any of its Subsidiaries with respect to the Business with any customer named in Section 3.18 of the Disclosure Schedule.

SECTION 3.19 Brokers. Except for Deutsche Bank, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of Seller.

SECTION 3.20 Intellectual Property.

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(a)	The Assigned Intellectual Property includes, without limitation, the reference designs and the Software set forth in Section 3.20(a)(i) of the Disclosure Schedule, subject to those underlying rights identified with respect to licenses set forth in Section 3.20(a)(ii) of the Disclosure Schedule.

(b)	Except as set forth in Section 3.20(b) of the Disclosure Schedule, the Assigned Intellectual Property and the Licensed Intellectual Property constitutes all of the Intellectual Property owned by Seller or its Subsidiaries that is used or held for use in the conduct of the Business as currently conducted.

(c)	Except as set forth in Section 3.20(c) of the Disclosure Schedule, (i) Seller or the Selling Subsidiaries exclusively own all rights, title and interest in and to the Assigned Intellectual Property and may exercise all rights pertaining thereto, without payment to any other Person, free and clear of Liens or any requirement of any past or present royalty payments, and (ii) Seller or the Selling Subsidiaries have the right to make the assignment of the Assigned Intellectual Property and to grant the licenses to the Licensed Intellectual Property (as set forth in the Intellectual Property Agreement), free and clear of Liens or any requirement of any past or present royalty payments.

(d)	Except as set forth in Section 3.20(d) of the Disclosure Schedule, neither Seller nor any of its Subsidiaries has licensed or sublicensed, as applicable, any Licensed Intellectual Property to any third party to specifically enable any such third party to practice, use or sublicense the Licensed Intellectual Property in the Field.

(e)	To the extent that any Assigned Intellectual Property has been developed or created independently or jointly by any Person other than Seller or a Selling Subsidiary for which Seller or such Selling Subsidiary has, directly or indirectly, paid, Seller or such Selling Subsidiary has a written agreement with such Person with respect thereto, and Seller or such Selling Subsidiary thereby has obtained ownership of, and is the sole and exclusive owner of, all such Intellectual Property therein by operation of Law or by valid assignment. None of the Assigned Intellectual Property was developed by or on behalf of, or using grants or any other subsidies of, any Governmental Authority or any university, and no government funding, facilities, then-faculty or then-students of a university, college, other educational institution or research center was used in the development of the Assigned Intellectual Property. To the Knowledge of Seller, no current or former employee, consultant or independent contractor of Seller or any Selling Subsidiary, who was involved in, or who contributed to, the creation or development of any Assigned Intellectual Property, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Seller or any Selling Subsidiary.

(f)	Seller and its Subsidiaries have taken reasonable and appropriate steps to protect and preserve the confidentiality of all trade secrets and other confidential information included among the Assigned Intellectual Property and the Licensed Intellectual Property that is material to the Business, and, to the Knowledge of Seller, there are no unauthorized uses or

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disclosures of any such trade secrets or confidential information by any Person. Without limiting the generality of the foregoing, each of Seller and the Selling Subsidiaries has, and enforces, a policy requiring each employee and consultant to execute proprietary information, confidentiality and assignment agreements substantially in Seller’s or such Selling Subsidiary’s standard form, and except as set forth in Section 3.20(f)(1) of the Disclosure Schedule, all current employees and consultants of Seller or such Selling Subsidiary have executed such an agreement in substantially Seller’s or such Selling Subsidiary’s standard form, which form(s) are attached as Section 3.20(f)(2) of the Disclosure Schedule.

(g)	Except as disclosed in Section 3.20(g) of the Disclosure Schedule, (i) the operation of the Business, including the design, development, use, import, manufacture and sale of the Sold Module Products, or any predecessor version thereof, performance of services (including products, technology or services currently under development) and the practice and use of the Assigned Intellectual Property and the Licensed Intellectual Property, has not, does not, and, when conducted by Purchaser immediately after the Closing, will not infringe or misappropriate the Intellectual Property right of any Person, violate the rights of any Person (including rights to privacy or publicity) or constitute unfair competition or trade practices under the Laws of any jurisdiction, provided that as to infringement of patents and copyrights, the representation in this Section 3.20(g)(i) shall be limited to the Knowledge of Seller; (ii) neither Seller nor any Selling Subsidiary has received any written notice claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Seller or such Selling Subsidiary Relating to the Business infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under the Laws of any jurisdiction (nor does Seller nor any Selling Subsidiary have knowledge of any claims or any basis therefor); (iii) none of the Assigned Intellectual Property or the Licensed Intellectual Property is subject to any Action and no Action has been instituted or is pending or, to the Knowledge of Seller, threatened, that challenges, affects or relates to the Assigned Intellectual Property or the Licensed Intellectual Property; (iv) to the Knowledge of Seller, there has been no unauthorized use by, unauthorized disclosure to or by or infringement, misappropriation or other violation of any of the Assigned Intellectual Property or the Licensed Intellectual Property by any third party or current or former employee, independent contractor, consultant or any other agent of Seller or any Selling Subsidiary; and (v) no Assigned Intellectual Property, Licensed Intellectual Property owned by Seller or any Selling Subsidiary or, to the Knowledge of Seller, Licensed Intellectual Property licensed to Seller or any Selling Subsidiary is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Seller or any Selling Subsidiary or may affect the validity, use or enforceability of such Intellectual Property.

(h)	Neither this Agreement nor the transactions contemplated by this Agreement, will result in (i) Purchaser, Seller or any Selling Subsidiary granting to any third party any right to or with respect to any Seller Intellectual Property owned by, or licensed to, any of them or (ii) Purchaser being bound by, or subject to, any non-competition or other material restriction on the operation or scope of its businesses or the Business.

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(i)	Except as set forth in Section 3.20(i)(1) of the Disclosure Schedule, neither Seller nor any of its Subsidiaries has disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow agent or other party of, any Seller Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or would reasonably be expected to, result in the disclosure or delivery by Seller or any of the Selling Subsidiaries to any third party of any Seller Source Code. Section 3.20(i)(2) of the Disclosure Schedule identifies each Contract under which Seller or any of the Selling Subsidiaries has deposited, or is or may be required to deposit, with an escrow agent or other third party, any Seller Source Code. “Seller Source Code” means, collectively, any human readable software source code that is included among the Assigned Intellectual Property.

(j)	Except as set forth in Section 3.20(j)(1) of the Disclosure Schedule, the Sold Module Products and the Assigned Intellectual Property do not contain any Software code that (A) contains, or is derived in any manner (in whole or in part) from, any Software that is distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: GNU’s not Unix General Public License (GPL) or Lesser/Library GPL (LGPL); or (B) except with respect to one or more of Seller’s Affiliates and except with respect to grant-back licenses of derivative works to owners of Intellectual Property licensed to Seller as set forth in Section 3.20(j)(1) of the Disclosure Schedule (to Seller’s Knowledge, no such license grants have been made to competitors of Purchaser), is licensed under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with, based on, derived from or accessing the Software code: (i) be made available or distributed in source code form or (ii) be licensed for the purpose of making derivative works.

(k)	Seller has not granted any Affiliate of Seller the right to sublicense (other than to another Affiliate of Seller) any Assigned Intellectual Property in the Field.

(l)	Seller has made available to Purchaser all information relating to any problem or issue of which Seller is aware with respect to any of the Module Products or services provided in connection with the conduct of the Business which does, or may reasonably be expected to, materially and adversely affect the value, functionality or fitness for the intended purposes of the same. [. . .].

SECTION 3.21 Personnel. Seller has made available to Purchaser the name, employment location, employee identification number, date of hire, current title, current annual salary and any bonus or commitment to pay any other amount or benefit in connection with a termination of employment or otherwise (including all remuneration payable, vacation pay balances, recuperation pay, balances, illness pay balances, fringe benefits, balances in provident or pension funds, managers insurance, any profit sharing commission, statutory and non-statutory severance pay, prior notice, and compensation and damages rights regarding employment termination), if applicable, of all Employees with an indication whether any such Employees are on any type of leave of absence. To the knowledge of Seller, no Employee has

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made a threat or otherwise indicated any intent to Seller, to any Selling Subsidiary or to any of the officers or directors of Seller or any Selling Subsidiary to cancel or otherwise terminate such Employee’s relationship with Seller or such Selling Subsidiary. Other than as set forth on Section 3.21 of the Disclosure Schedule, there is no Person that may be deemed to be an Employee of the Seller or any Selling Subsidiary employed in the Business.

SECTION 3.22 Products; Product Liability.

(a)	Section 3.22(a) of the Disclosure Schedule contains a true, correct and complete list of each of the Sold Module Products.

(b)	Section 3.22(b) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Sold Module Products (containing any applicable guaranty, warranty and indemnity provisions).

(c)	There is not currently, and since June 30, 2004 there has not been, any Action (or, to the knowledge of Seller, any threatened Action) against Seller or any Selling Subsidiary relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product sold by the Business. Neither Seller nor any of the Selling Subsidiaries has extended to any of the customers of the Business any written, non-uniform product warranties, indemnification or guarantees.

SECTION 3.23 Product Warranties; Defects; Returns; Recalls. None of the Sold Module Products is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease including any Liability as a result of field and epidemic failures. Each of the Sold Module Products has complied with and conforms to all applicable federal, state, local or foreign Laws and regulations, contractual commitments and all applicable warranties in the jurisdictions in which the Sold Module Products are manufactured, sold, or distributed by Seller, and neither Seller nor any Selling Subsidiary has any Liability (and there is no basis for any present or future Action giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith. With respect to the Sold Module Products, there are no Liabilities for product returns other than those arising in the ordinary course of business. To the Knowledge of Seller, there are no threatened claims with respect to the Business for (i) product returns, (ii) warranty obligations, or (iii) product services except to the extent that individually or in the aggregate such claims are not material to the Business. To the Knowledge of Seller there are not any presently existing circumstances that would constitute a valid basis for any voluntary or governmental recall of any Sold Module Products sold or distributed by Seller or any Selling Subsidiary. There is no pending or, to the Knowledge of Seller, threatened recall or investigation of any product sold by the Business, and to the Knowledge of Seller, there is no presently existing basis for any such recall or investigation.

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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser, on behalf of itself and, if and where applicable, its Subsidiaries, hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

SECTION 4.1 Organization and Good Standing. Each of Purchaser and those of Purchaser’s Subsidiaries that are or will be parties to the Ancillary Agreements is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Purchaser and those of Purchaser’s Subsidiaries that are or will be parties to any of the Ancillary Agreements is duly licensed or qualified to do business in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not reasonably be expected to have a material adverse effect upon Purchaser’s ability to carry out its obligations under this Agreement and the Ancillary Agreements.

SECTION 4.2 Authority. Each of Purchaser and, if applicable, in the case of the Ancillary Agreements, each of its Subsidiaries that is or will be a party thereto, has full corporate or similar power and authority to execute and deliver this Agreement and the Ancillary Agreements and each other agreement, document, instrument or certificate contemplated hereby or to be executed by Purchaser or any of its Subsidiaries in connection with the consummation of the transactions contemplated hereby and thereby (all of such agreements, documents, instruments and certificates referred to, collectively, as the “Purchaser Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser and, if applicable, of any of its Subsidiaries of this Agreement, Ancillary Agreements or Purchaser Documents have been duly authorized by all requisite corporate or similar action on the part of Purchaser and, if applicable, each such applicable Subsidiary. This Agreement, all Ancillary Agreements and all Purchaser Documents have been, and will be when so executed and delivered on or prior to the Closing, duly executed and delivered by Purchaser and, if applicable, by any of its Subsidiaries that is a party thereto, and (assuming due authorization, execution and delivery by Seller and, if applicable, by each Selling Subsidiary that is a party thereto) this Agreement, and each Ancillary Agreement to which Purchaser or, if, any of its Subsidiaries is or will be a party, constitutes or, when so executed and delivered, will constitute, legal, valid and binding obligations of each of Purchaser and, if applicable, any of such applicable Subsidiary of Purchaser, enforceable against Purchaser and such Subsidiary of Purchaser in accordance with its and their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally.

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SECTION 4.3 No Conflict. The execution and delivery of this Agreement, the Ancillary Agreements and any Purchaser Documents by Purchaser and, if applicable, each of its Subsidiaries that will be a party thereto, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) result in a breach of any provision of the certificate or articles of incorporation, other organizational documents or by-laws of Purchaser or any of its applicable Subsidiaries, (b) constitute a violation of any Law or Governmental Order applicable to Purchaser or any of its applicable Subsidiaries, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any material rights of termination, acceleration or cancellation under, or result in the creation of any Lien on any of the material assets or properties of Purchaser under, any material note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other legally binding arrangement to which Purchaser is a party. During the six (6) month period prior to the date hereof, and continuing for the period through the Closing, Purchaser has not entered into any Contract for (i) the acquisition of a Competing Business or (ii) the sale of Purchaser or any of its subsidiaries to a Competing Business.

SECTION 4.4 Consents and Approvals. The execution and delivery of this Agreement, the Ancillary Agreements and any Purchaser Documents by Purchaser and, if applicable, any of its Subsidiaries that is a party thereto do not, and the consummation or performance of this Agreement, the Ancillary Agreements or Purchaser Documents by Purchaser and, if applicable, by Purchaser and each of its Subsidiaries that is a party thereto will not, require any consent, approval, authorization, license, permit, order or other action by, or filing, registration or declaration with or notification to, any Governmental Authority.

SECTION 4.5 Brokers. Except for Jefferies Broadview, no broker, finder or investment banker is entitled to a fee or commission in connection with the negotiations relating to or the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of Purchaser.

SECTION 4.6 [. . .].

SECTION 4.7 Financial Capability. As of the date hereof and at the Closing, Purchaser has, and knows of no circumstance or condition that would reasonably be expected to prevent the availability at the Closing, available sufficient cash or borrowing facilities that together will be sufficient to enable it to consummate the transactions contemplated by this Agreement, the Ancillary Agreements or any other document entered into in connection herewith or therewith (including payment by Purchaser of the Initial Payment and the Subsequent Payments).

ARTICLE V ADDITIONAL AGREEMENTS

SECTION 5.1 Conduct of Business Prior to the Closing. Unless Purchaser otherwise agrees in writing, and except (i) as otherwise expressly permitted herein or by any Ancillary Agreement, (ii) to the extent relating solely to Excluded Assets or Excluded Liabilities, or (iii) as

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set forth in Section 5.1(a) of the Disclosure Schedule, between the date hereof and the Closing Date, Seller shall (and shall cause the Selling Subsidiaries to): (A) use commercially reasonable efforts to preserve in all material respects the relationships of the Business with Persons having business dealings with it, (B) use commercially reasonable efforts to preserve the business organization and goodwill of the Business and (C) operate the Business in the ordinary course in all material respects consistent with past practice and (D) not do any of the following:

(a)	sell, lease, license, encumber, transfer or dispose of any tangible or intangible assets or rights or acquire any tangible or assets or rights that, in either case, would be included in the Acquired Assets;

(b)	engage in any “trade loading” or “channel stuffing” activity, or in any other activity that reasonably could be expected to result in a material reduction, temporary or otherwise, in the demand for the products offered by the Business following the Closing, including sales of a product (i) with payment terms longer than terms customarily offered by Seller or any of its Subsidiaries for such product, (ii) at a greater discount from listed prices than customarily offered for such product, other than pursuant to a promotion of a nature previously used in the normal course of business of Seller and its Subsidiaries for such product, (iii) at a price that does not give effect to any previously announced general increase in the list price for such product, (iv) with shipment terms more favorable to the customer than shipment terms customarily offered by Seller and its Subsidiaries for such product, (v) in a quantity greater than the reasonable retail or wholesale (as the case may be) resale requirement of the particular customer, or (vi) in conjunction with other material benefits to the customer not previously offered in the ordinary course of business to such customer;

(c)	cause or permit any Lien to be placed on any Acquired Asset;

(d)	enter into any Contract with respect to the Business;

(e)	terminate, extend or modify any Contract relating to the Business;

(f)	enter into any transactions or Contracts with Affiliates that relate to the Business;

(g)	incur any indebtedness in connection with the Business;

(h)	pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) relating to the Business or the Acquired Assets, except in the ordinary course of business;

(i)	settle or compromise any claim, action, suit or proceeding pending or threatened relating to any of the Acquired Assets or the Business;

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(j)	fail to maintain the Acquired Assets in good working condition and repair in all material respects according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

(k)	make any change in the level of compensation or benefits to any Employees, or terminate any Employees, or hire any new employee in connection with the operation of the Business;

(l)	pay any bonus, increased salary or special remuneration to, or modify the terms of any agreements relating to, any of the Employees (except in accordance with the existing terms of applicable Benefit Plans, or to the extent required by Law, this Agreement or any other existing agreement);

(m)	adopt, enter into or amend any Benefit Plan or employment contract with any Employee or enter into, adopt, extend (beyond the Closing Date), renew, enter into or amend any collective bargaining agreement or other contract with any labor organization, union or association, except in each case as required by Law or with respect to any Person that is not, and will not become, an Employee;

(n)	change the character or nature of the Business, or commence or terminate any product line with respect to the Business;

(o)	Notwithstanding clause (d) or (e) above without the prior approval of the Corporate Vice President of the Module Division, enter into or accept any new order to purchase Sold Module Products, or terminate or modify any existing orders to purchase Sold Module Products, provided, however, that with respect to accepting all such orders to purchase Sold Module Products, Seller shall only accept such orders in the ordinary course of business and provided further that any material changes to purchase orders that would otherwise be in the ordinary course of business (and any orders outside the ordinary course of business) shall require that prior consent or approval of Purchaser;

(p)	discount any accounts receivable, or otherwise modify payment terms to any customer; or

(q)	agree to take any action or actions prohibited by any of the foregoing clauses (a) through (p) or any other action that if taken could reasonably be expected to cause any representation or warranty of Seller contained in this Agreement to be untrue or incorrect or that could reasonably be expected to prevent the satisfaction of any condition set forth in Article VIII.

SECTION 5.2 Agreement Not To Compete or Solicit.

(a)	Seller, on behalf of itself and its Subsidiaries, understands that Purchaser shall be entitled to protect and preserve the going concern value of the Business to the extent permitted by Law and not otherwise provided pursuant to this Agreement and that Purchaser

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would not haveentered into this Agreement absent the provisions of this Section 5.2 and, therefore, for a period of three (3) years from and after the Closing Date, Seller shall not, and shall cause each of its Subsidiaries not to, directly or indirectly (including by way of license of any Licensed Intellectual Property), (i) engage in the design, development, marketing, production or sale of any product that has the same or similar specification or functionality as a Module Product, including enhancements, derivatives, modifications, evolutions or combinations of or with a Module Product for use in the Field (“Competitive Products”) or (ii) acquire, own, invest in, manage, operate or participate in any manner in the ownership, financing, management or operation of any business that engages or intends to engage in the Field anywhere in the world, or (iii) utilize its knowledge of the Business or its relationships with customers, suppliers or others to engage or facilitate others to engage in any facet of business within the Field anywhere in the world; provided, however, that neither the non-compete obligations set forth in this Section 5.2(a), nor any other provision of this Agreement, shall prohibit Seller and its Subsidiaries from (i) using the Licensed Intellectual Property or otherwise engaging in business outside of the Field; or (ii) selling, developing, designing, marketing or manufacturing Consumer Electronics and Communications Products or devices for incorporation into Consumer Electronics and Communications Products.

(b)	Purchaser, on behalf of itself and its Subsidiaries, for three (3) years from and after the Closing Date, shall not practice or use the Assigned Intellectual Property or the Licensed Intellectual Property to engage in a business (a “Competing Business”) that competes with the Seller’s Restricted Business. Notwithstanding the foregoing, in the event Purchaser (i) purchases or acquires a Competing Business that during the [. . .] period immediately proceeding the consummation of such transaction [. . .] or (ii) [. . .], this covenant set forth in this Section 5.2(b) shall terminate upon closing of such transaction.

(c)	From and after the date hereof and for a period of twenty-four (24) months after the Closing Date, Seller shall not and shall not suffer or permit any of its Subsidiaries to directly or indirectly solicit, recruit, hire (whether as an employee or a consultant) or attempt to hire any of the Purchaser Employees or UK Purchaser Employees; provided, however, that Seller and its Subsidiaries shall not be restricted from hiring any Purchaser Employee or UK Purchaser Employee who is terminated by Purchaser or its Subsidiaries due to redundancy or a reduction in force.

(d)	Seller and Purchaser recognize that the Laws and public policies of the Applicable Jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with

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respect to any other provision or jurisdiction. Seller and Purchaser hereby acknowledge and agree that the covenants set forth in this Section 5.2 are part of the consideration given for this Agreement and are reasonable and necessary in terms of time, area and line of business to protect the legitimate business interests of Purchaser and its Seller and their respective Subsidiaries and Affiliates, which include the interests of each Party and their respective Subsidiaries and Affiliates to protect (i) valuable confidential business information, (ii) substantial relationships with customers worldwide, and (iii) customer goodwill. Each of Seller and Purchaser, on behalf of itself and its Subsidiaries, expressly authorizes the enforcement of the covenants set forth in this Section 5.2 by the other party, the permitted assigns of said other party and any successors of said other Party.

(e)	The parties hereto hereby acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Seller and Purchaser hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved or any bond or similar security being posted, in order that the breach or threatened breach of such provisions may be effectively restrained.

SECTION 5.3 Access to Information.

(a)	From the date hereof until the Closing (upon reasonable advance notice to Seller) at reasonable times during normal business hours, so that an uninterrupted and efficient operation and transfer of the Business or to Seller’s business or personnel may be accomplished, Seller shall, and shall cause the its Subsidiaries and their senior management to, to the extent permitted by law: (i) afford the officers, employees and authorized agents and representatives of Purchaser access to the properties and books and records (including Contracts) of the Business; (ii) furnish to the officers, employees and authorized agents and representatives of Purchaser such additional financial and operating data and other information Related to the Business as Purchaser may from time to time reasonably request; and (iii) provide Purchaser and its officers, employees and authorized agents and representatives with access to all of Seller’s and Seller’s applicable Subsidiaries’ personnel, officers, employees, agents and accountants; provided, however, that any information regarding the Business or Acquired Assets heretofore or hereafter obtained from Seller or the Selling Subsidiaries shall be subject to the terms of the Confidentiality Agreement (as defined in Section 5.4 below), and such information shall be held in confidence by Purchaser, its Subsidiaries and their respective representatives in accordance with the terms of the Confidentiality Agreement. Seller shall, and shall cause the Selling Subsidiaries to, assist Purchaser in making such investigation and shall cause its counsel, accountants, engineers, consultants and other non-employee representatives to be reasonably available to Purchaser for such purposes.

(b)	After the Closing Date, Seller and Purchaser shall, and shall respectively cause the Selling Subsidiaries and the Purchaser’s Subsidiaries to, provide to each other and to their respective officers, employees, counsel and other representatives, upon request, reasonable access for inspection and copying of all information and documents existing as of

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the Closing Date and relating to the Business, the Acquired Assets or the Assumed Liabilities, and shall make their respective personnel reasonably available for interviews, depositions and testimony in any legal matter concerning transactions contemplated by this Agreement, the operations or activities relating to the Business, the Acquired Assets or the Assumed Liabilities and as otherwise may be necessary or desirable to enable the party requesting such assistance to: (i) comply with any reporting, filing or other requirements imposed by any Governmental Authority; (ii) assert or defend any Action or allegation in any litigation or arbitration or in any administrative or legal proceeding, other than Actions or allegations that one party to this Agreement has asserted against the other; or (iii) subject to clause (ii) above, perform its obligations under this Agreement. The party requesting such information or assistance shall reimburse the other party for all reasonable and necessary out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to information and documents contemplated by this Section 5.3(b) shall be during normal business hours and upon reasonable prior notice and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein. Each party hereto agrees for a period extending seven years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten-day period after such offer is made.

SECTION 5.4 Confidentiality.

(a)	The terms of the Mutual Confidentiality Agreement, dated November 21, 2005, between Seller and Purchaser, as may be amended and supplemented from time to time in accordance with the terms thereof, by Seller and Purchaser, (the “Confidentiality Agreement”) are hereby incorporated herein by reference and shall continue in full force and effect and survive the Closing, except that the obligations of Purchaser under the Confidentiality Agreement in respect of information relating exclusively to the Business (including the information contained herein, the information in the Disclosure Schedule and the information delivered to Purchaser or its authorized representatives pursuant hereto) shall terminate at the Closing. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in all respects.

(b)	From and after the Closing, Seller shall hold, and shall cause its Subsidiaries and its and their respective representatives to hold, in strict confidence from any Person, all documents and information concerning the Business, except to the limited extent (i) compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Government Authorities) or by other requirements of Law (and only to the limited extent compelled or required after notice and right to intervene) or (ii) disclosed in an action or proceeding brought by a party to this Agreement in pursuit of its rights or in the exercise of its remedies under this Agreement.

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(c)	From and after the Closing, Purchaser shall hold, and shall cause its Subsidiaries and its and their respective representatives to hold, in strict confidence from any Person, all trade secrets and other confidential information included among the Licensed Intellectual Property, except (i) to the limited extent compelled to disclose by judicial or administrative process or by other requirements of Law (and only to the limited extent compelled or required after notice and right to intervene) or (ii) to the limited extent disclosed in an action or proceeding brought by a party to this Agreement in pursuit of its rights or the exercise of its remedies under this Agreement. Notwithstanding any other provision of this Agreement, including Section 5.2(b) and this Section 5.4, or any Ancillary Agreement, Seller acknowledges and agrees that the Purchaser Employees and/or the UK Purchaser Employees [. . .]; provided, however, that Purchaser and its Subsidiaries shall maintain the confidentiality of such trade secrets and other confidential information as required by this Section 5.4(c). [. . .].

SECTION 5.5 Public Announcements. Any press release with respect to the execution of this Agreement shall be a joint press release acceptable to Purchaser and Seller. Each of Purchaser and Seller shall not, and shall cause each of its Affiliates not to, issue or cause the publication of any other press release or disclosure with respect to this Agreement or the transactions contemplated hereby without prior approval of the other party, except as and to the extent that any such party shall be so obligated by Law, in which case the other party shall be advised and the parties shall each use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to comply with accounting, stock exchange or securities Law disclosure obligations.

SECTION 5.6 Customers and Suppliers.

(a)	Between execution of this Agreement and the Closing, Seller shall facilitate discussions with customers and suppliers of the Business identified by Purchaser [. . .] in order to smoothly transition the Business to Purchaser. In relation to suppliers, Seller shall extend commercially reasonable efforts to procure for the Business following the Closing terms and conditions (including pricing conditions) substantially similar to those currently enjoyed by the Business as operated by Seller and the Selling Subsidiaries. For purposes of clarity, Seller’s commercially reasonable efforts are limited to efforts that can be provided by Seller without material cost (including, but not limited to, the impacting of supplier or customer relationships or pricing), and without Seller undertaking obligations or assuming any liabilities that would not exist absent Seller’s efforts.

(b)	Prior to the Closing Seller shall, and shall cause its Subsidiaries to, provide commercially reasonable assistance to Purchaser to the extent requested by Purchaser in its efforts to continue and maintain for the benefit of Purchaser those business relationships of Seller or any Selling Subsidiary relating to the Business existing prior to the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others. Seller’s commercially reasonable assistance is limited to assistance that

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can be provided by Seller without material cost (including, but not limited to, the impacting of supplier or customer relationships or pricing) and without Seller undertaking obligations or assuming any liabilities that would not exist absent Seller’s assistance.

(c)	Between execution of this Agreement and the Closing Date, Seller shall continue to place orders for inventory, including without limitation for Sold Module Products sufficient for Purchaser to fulfill on a timely basis post-Closing outstanding customer purchaser orders, and forecasted orders.

SECTION 5.7 Further Action.

(a)	Until the Closing, the parties shall, and shall cause their Subsidiaries to, use commercially reasonable efforts to cause and facilitate the prompt satisfaction of all conditions set forth herein, and to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including by defending against any lawsuits, actions or proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, and seeking to have any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Authority that is not yet final and nonappealable vacated or reversed. From and after the Closing Date, each of the parties shall, and shall cause their Subsidiaries to, execute and deliver such documents and other papers, including the provision by Seller and its Subsidiaries of access for Purchaser to such additional information relating to the Business following the Closing as may be reasonably requested by Purchaser, and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the Ancillary Agreements as promptly as practicable. If any party hereto (or any of its Affiliates) shall following the Closing have in its possession any asset or right that under this Agreement should have been delivered to the other, such party shall promptly deliver or caused to be delivered such asset or right to the other.

(b)	Without limiting the foregoing Seller shall assist and cooperate with Purchaser (and shall cause the Selling Subsidiaries to assist and cooperate with Purchaser) in order for the parties to do all things necessary, proper or advisable under Laws (A) to consummate and make effective the transactions contemplated hereby, including, but not limited to obtaining all necessary consents, approvals or waivers from, and giving any necessary notifications to, third parties and (B) to assure that Seller, or any of the Selling Subsidiaries, as the case may be, rather than Purchaser, is the obligor in respect of all Excluded Liabilities, and Purchaser shall cooperate with Seller for such purposes. Purchaser and Seller each shall, and Seller shall cause each Selling Subsidiary to, use commercially reasonable efforts to obtain as promptly as practicable any Permits or Product Certifications required by Law or otherwise for Purchaser and/or one or more of its designated Subsidiaries to conduct the Business following the Closing and to own the Acquired Assets.

(c)	Seller and Purchaser shall, and Seller shall cause the Selling Subsidiaries to, each cooperate and use commercially reasonable efforts to obtain as promptly as practicable all consents, approvals and waivers required by third Persons to transfer the Acquired Assets to

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Purchaser in a manner that will avoid any applicable default, conflict, or termination of rights under or in respect of the Acquired Assets. Nothing in this Section shall (i) require Purchaser to expend any sum, make a financial commitment or grant or agree to any concession to any third Person to obtain any such consent, approval or waiver, (ii) alter, diminish or otherwise affect Purchaser’s rights under Article X, or (iii) require Seller or any of its Subsidiaries to remain secondarily liable or to make any payment to obtain any such consent.

(d)	Seller and its Subsidiaries shall provide, upon reasonable request and at reasonable hours, access for Purchaser and its representatives to the facilities of Sellers and its Subsidiaries and to the Employees for the purpose of reviewing and auditing prior to the Closing the accounts receivable and accounts payable information, inventory detail and sales data (including purchase orders) included in the Acquired Assets, the Transferred Equipment and such other information relating to the Business or the Acquired Assets as Purchaser may reasonably request.

SECTION 5.8 Assignment of Rights.

(a)	Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Acquired Asset, including any Assumed Contract, if such assignment, without the consent of a third party, would constitute a breach or other contravention or cancellation of such Acquired Asset (“Nonassignable Assets”) unless and until such consent shall have been obtained. Seller and Purchaser will each use commercially reasonable efforts to obtain the consent of the other parties to any such Acquired Asset or any claim, right or any benefit arising thereunder for the assignment thereof to Purchaser as Purchaser may request. Except as provided in Section 5.14(a), in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing Date, by Seller or its Subsidiary in trust for Purchaser and its Subsidiaries and the covenants and obligations thereunder shall be performed by Purchaser in Seller’s or its Subsidiary’s name and all benefits and obligations existing thereunder shall be for Purchaser’s account. Seller shall take or cause to be taken at Seller’s expense such actions in its name or otherwise as Purchaser may reasonably request so as to provide Purchaser with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and Seller or the applicable Subsidiary of Seller shall promptly pay over to Purchaser all money or other consideration received by it in respect of all Nonassignable Assets. Except as provided in Section 5.14(a), as of and from the Closing Date, Seller, on behalf of itself and its Subsidiaries, authorizes Purchaser, except to the extent prohibited by the terms of the Nonassignable Assets, at Seller’s expense, to perform all the obligations and/or receive all the benefits of Seller or its Subsidiary under the Nonassignable Assets.

(b)	The provisions of this Section 5.8 shall not limit, modify or otherwise affect any representation or warranty of Seller under this Agreement. Accordingly, nothing in this Section 5.8 shall affect Purchaser’s other rights under this Agreement and shall not affect

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the conditions to Purchaser’s obligation to consummate the transactions contemplated by this Agreement.

SECTION 5.9 Regulatory and Other Authorizations; Consents.

(a)	Each party shall use commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities or other applicable legal requirements, including any required consultation with workers councils or workers’ representatives, that may be or become necessary, proper, or advisable for its execution and delivery of, and the performance of its and its Subsidiaries’ obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, orders and approvals.

(b)	Without limiting the foregoing, Seller and Purchaser each shall, and Seller shall cause the Selling Subsidiaries to, comply as promptly as practicable with any Laws of any Governmental Authority that are applicable to any of the transactions contemplated hereby or by the Ancillary Agreements and pursuant to which any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person in connection with such transactions is necessary. During the period from the date of this Agreement to the Closing, Seller and Purchaser each shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with their preparation of any filing, registration or declaration which is necessary under any applicable Laws.

SECTION 5.10 Governmental Inquiries or Investigations.

(a)	Purchaser and Seller shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority (or other Person regarding any of the transactions contemplated by this Agreement or the Ancillary Agreements) in respect of any such filing, registration or declaration, and shall comply promptly with any such inquiry or request. In the event any Governmental Authority makes any request for information or documents, commences any investigation or proceeding, and/or makes any challenge or inquiry, concerning the transactions contemplated by the Agreement and the Ancillary Agreement prior to or immediately following consummation of the transactions contemplated by this Agreement, each party agrees to (i) use commercially reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request (as contemplated under paragraph (b) of this section) and (ii) provide counsel for the other party with copies of all submissions and/or filings made by such party, and all correspondence between such party (and its advisors) with any Governmental Authority and any other information supplied by such party and such party’s Subsidiaries to a Governmental Authority or received from such a Governmental Authority in connection with the transactions contemplated hereby; provided, however, that materials may be redacted (A) to remove references concerning the valuation of the Business and (B) as necessary to comply with contractual arrangements.

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(b)	Each party shall, subject to applicable law, permit counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority in connection with the transactions contemplated hereby. The parties agree not to participate, or to permit their Subsidiaries to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the transactions contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate. Each of the parties shall promptly (i) furnish to the other such necessary information and reasonable assistance as the other party may request in connection with the foregoing, (ii) inform the other of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement and the Ancillary Agreements.

SECTION 5.11 Exclusivity. During the period from the date of this Agreement to the Closing, Seller shall not take, and Seller shall not authorize any of its Affiliates or representatives to, directly or indirectly, (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or (D) similar transaction (including a licensing transaction) or business combination, in each case involving all or any portion of the Acquired Assets or the Business (each, an “Acquisition Proposal”); (ii) enter into any agreement with any Person (other than Purchaser or any of its designees or assigns pursuant to this Agreement) providing for the acquisition of all or any portion of the Acquired Assets or Business (whether by merger, purchase of assets, license, tender offer or otherwise); (iii) participate in any discussion or negotiations regarding the Business or any of the Acquired Assets, assist or participate in, or agree to or endorse in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing; or (iv) furnish any information to any Person, other than Purchaser, regarding the Business or any of the Acquired Assets. Seller shall promptly (i) notify Purchaser if it or any of its Affiliates or representatives receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) notify Purchaser of the significant terms and conditions of any such Acquisition Proposal (including the identity of the party submitting any such proposal, inquiry or request).

SECTION 5.12 Notification.

(a)	During the period from the date of this Agreement until the earlier of (i) the Closing or (ii) the termination of this Agreement pursuant to Section 9.1 hereof, each party hereto shall notify the other party in writing promptly after becoming aware of (i) any matter hereafter arising or any information obtained after the date hereof that, if existing, occurring or known at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule, in the case such notifying party is Purchaser, or that is necessary to complete or correct any information in such schedule, in the case such notifying party is Seller, or in any representation and warranty of such notifying party that has been

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rendered inaccurate thereby, (ii) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any condition of the other party set forth herein to be unsatisfied in any material respect, and (iii) any material failure of such notifying party, any Affiliate of such notifying party or any of their respective representatives to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(b)	No notice given pursuant to this Section 5.12 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit any party’s right to indemnity under Article X.

SECTION 5.13 Financial Statements Audit. Following the Closing, Seller shall deliver by no later than June 30, 2006, audited financial statements for the Business in accordance with GAAP including all notes thereto for the year ended December 31, 2005 (including the balance sheet of the Business as of such date, and the related statements of income, cash flows and stockholders’ equity for the period, together with all notes thereto, collectively, “Audited Financial Statements”). By no later than July 31, 2006, Seller shall deliver Audited Financial Statements for the Business for the years ended December 31, 2004 and December 31, 2003. In addition to the Audited Financial Statements, Seller shall deliver such quarterly unaudited data as Purchaser may reasonably request. The fees of the independent auditing firm engaged to perform the audit as shall be reasonable and customary and borne by Purchaser. Seller shall keep Purchaser apprised and informed of the progress of any such audit, and involve Purchaser in discussions with Seller’s independent auditing firm conducting such audit.

SECTION 5.14 Certain Customer Agreements.

(a)	Prior to the Closing, Seller and Purchaser shall work together cooperatively for the purpose of assigning to Purchaser post-Closing those certain [. . .] customer agreements identified in Section 2.1(g) of the Disclosure Schedule [. . .]. In the event the [. . .]

(b)	[. . .].

(c)	[. . .]

(d)	[. . .]

(e)	[. . .].

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ARTICLE VI EMPLOYEE MATTERS

SECTION 6.1 Offers of Employment.

(a)	Prior to the Closing Date, Seller shall update, in consultation with the Purchaser, Section 3.21 of the Disclosure Schedule to reflect only new hires and terminations of employment between the date hereof and the fifth Business Day prior to the Closing Date. On or prior to the Closing Date, Purchaser shall, or shall cause one of the Purchaser Subsidiaries to, offer employment, effective upon the Closing, to all Employees listed on Section 6.1(a) of the Disclosure Schedule (each such Employee employed by the Business in the United States prior to closing, a “Business Employee”) who is on the employment rolls of Seller or a Subsidiary of Seller immediately prior to the Closing Date and (i) is actively employed on such date or is absent from employment due to authorized vacation or temporary illness not reasonably expected to exceed five (5) days (the “Current Employees”) or (ii) is absent from work due to short or long-term disability or an authorized leave of absence, in each case effective as of the expiration of the period of absence (the “Leave Employees”). All such offers of employment to Current Employees and Leave Employees shall provide for employment with Purchaser or an applicable Subsidiary of Purchaser to commence, in the case of Current Employees, immediately upon the Closing, and in the case of Leave Employees, upon the expiration of the period of absence. The offers of employment by Purchaser shall be at salary or wage and benefit levels that, in the aggregate of and considering the Current Employees and Leave Employees as a group, are comparable to the terms and conditions of employment applicable to such employees on the date of this Agreement. Each Business Employee who accepts Purchaser’s or one of its Subsidiary’s offer of employment shall be referred to herein as a “Purchaser Employee” and shall enter into such agreements as requested by Purchaser, which may include customary invention assignment, confidential, non-solicitation and non-competition provisions.

(b)	Seller hereby agrees to use commercially reasonable efforts, and to cause each Selling Subsidiary to use commercially reasonable efforts, to assist Purchaser in making offers to and hiring any of the Current Employees or Leave Employees. In addition, Seller and its Subsidiaries will encourage each of the Current Employees and Leave Employees to accept employment with Purchaser on the terms provided. Without limiting the generality of the foregoing, Seller agrees to use commercially reasonable efforts after the date hereof to afford Purchaser reasonable opportunities during regular business hours to review employment and personnel records of the Current Employees and Leave Employees (subject to compliance with all confidentiality and data protection obligations of Seller and the Selling Subsidiaries), to interview Current Employees and Leave Employees to discuss with such Current Employees and Leave Employees or their representatives terms and conditions of employment with Purchaser as of the Closing Date and to distribute to such Current Employees and Leave Employees forms and documents relating to employment with Purchaser; provided, that any communications by the Purchaser to the Current Employees and Leave Employees are subject

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to review and comment by Seller. Seller shall not take, and shall cause each of its Subsidiaries not to take, any action that would impede, hinder, interfere or otherwise compete with Purchaser’s effort to hire any Current Employees or Leave Employees.

(c)	No employment-related liabilities arising up to the Closing or at Closing as a result of the transactions contemplated under this Agreement and the Ancillary Agreements with respect to any Purchaser Employees or Business Employees of Seller or any Selling Subsidiary or any of their respective beneficiaries shall be assigned to or assumed by Purchaser. Seller undertakes to pay each Purchaser Employee or Business Employees any and all salary and other employment benefits due to such Purchaser Employees or Business Employees up to Closing, including any payments with respect to severance or prior notice of termination. Employment-related liabilities arising prior to Closing for the purposes of this Section 6.1(c) shall include, without limitation, (i) any liabilities arising from the termination of Purchaser Employees or Business Employees by Seller or any Subsidiary, (ii) any payments due to any Purchaser Employees or Business Employees or their respective beneficiaries at any time pursuant to any retention bonus arrangement or severance program or similar arrangement to which Seller or any Selling Subsidiary is a party that is in effect on or prior to the Closing, (iii) any and all obligations under any Benefit Plan, (iv) any and all expense liabilities incurred by Purchaser Employees and Business Employees or their respective beneficiaries up to Closing under the Benefit Plans, (v) any and all liabilities arising from the failure to provide continuation coverage required by Section 4980B of the Code due to qualifying events with respect to Purchaser Employees, Business Employees or their respective beneficiaries that occur on or before the Closing, (vi) any and all workers’ compensation and other similar statutory claims asserted by or with respect to any Purchaser Employees, Business Employees or their respective beneficiaries in respect of any injury or other compensable event or occupational illness or disease that occurred or is attributable to any event, state of facts or conditions that existed or occurred in whole on or prior to the Closing (collectively, the “Seller Employment Related Liabilities”), each of which Seller Employment Related Liabilities are all Excluded Liabilities. For the avoidance of doubt any reference to employees within this section 6.1(c) shall exclude reference to any Employees of the Business in the UK.

(d)	All employment-related liabilities arising after Closing with respect to any Purchaser Employees shall be the responsibility of the Purchaser (the “Purchaser Employment Related Liabilities”).

SECTION 6.2 Employees other than Purchaser Employees. Subject to Purchaser’s compliance with its obligations to offer employment to the Current Employees and Leave Employees pursuant to Section 6.1 hereof, the Seller shall, and shall cause its Subsidiaries to, immediately prior to the Closing: (i) terminate all Business Employees based in the United States and, for the non-solicitation period set forth in Section 5.2(c) herein, refrain and cause its Subsidiaries to refrain from offering any employment to such Purchaser Employees and (ii) for the non-solicitation period set forth in Section 5.2(c), refrain and cause its Subsidiaries to refrain from offering employment to any of the UK Purchaser Employees; provided, however, that Seller and its Subsidiaries shall not be restricted from offering employment to any Purchaser

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Employee or UK Purchaser Employee who is terminated by Purchaser or its Subsidiaries due to redundancy or a reduction in force.

SECTION 6.3 UK Employees.

(a)	[. . .]

(b)	[. . .]

(c)	[. . .]

(d)	[. . .]

ARTICLE VII TAX MATTERS

SECTION 7.1 Transfer Taxes and VAT. Seller shall be responsible for, and shall indemnify Purchaser from and against, any transfer or gains, sales, use, transfer, VAT, consumption, stock transfer, stamp duties, and any similar Taxes, duties, registration charges or other like charges or fees which become payable in connection with the transactions contemplated hereby (including penalties and interest thereon (“Transfer Taxes”) regardless of the Person liable for such Transfer Taxes under applicable Law. The party primarily responsible under applicable Law for the filing of any Tax Return in respect of Transfer Taxes shall be responsible for the timely filing of such Tax Return. The parties shall reasonably cooperate to enable the timely filing of such Tax Returns.

SECTION 7.2 Withholding. Seller shall be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation to any Employee in connection with the operation or conduct of the Business prior to or on the Closing Date and (ii) Purchaser shall be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid to any Purchaser Employee in connection with the operation or conduct of the Business after the Closing Date. All payments under this Agreement shall be made without deduction or withholding for or on account of any Taxes unless such deduction or withholding is required by any applicable Law, as modified by the practice of any relevant revenue Governmental Authority, then in effect. If Purchaser or its assignee is so required to deduct or withhold, then such party shall:

(a)	promptly notify Seller of such requirement;

(b)	pay to the relevant authorities the full amount to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Seller; and

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(c)	promptly forward to Seller an official receipt (or certified copy), or other documentation, reasonably acceptable to Seller, evidencing such payments to such authorities.

Purchaser or its assignee shall not be required to deduct or withhold on account of Taxes, even where required by applicable Law, as modified by the practice of any relevant revenue Governmental Authority, then in effect, provided that Seller shall have presented to Purchaser, at least two (2) Business Days prior to any payment required by Purchaser or its assignee, a certified copy of a waiver to such deduction or withholding obligation, issued by the relevant Governmental Authority.

ARTICLE VIII CONDITIONS TO CLOSING

SECTION 8.1 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by Seller, at or prior to the Closing, of each of the following conditions:

(a)	Accuracy of Representations and Warranties. Each of the representations and warranties of Purchaser contained herein that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects at the date of this Agreement and as of the Closing Date with the same force as if made on and as of the Closing Date, and each of the other representations and warranties of Purchaser contained herein that is not so qualified shall be true and correct in all material respects at the date of this Agreement and at and as of the Closing Date with the same force as if made on and as of the Closing Date (except, in each case, to the extent any such representation and warranty speaks as of a specific date, in which case such representation and warranty shall be true and correct, or true and correct in all material respects, as the case may be, as of such specific date).

(b)	Performance of Covenants. The covenants, obligations, conditions and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing Date shall have been complied with in all material respects.

(c)	No Action or Proceedings; No Governmental Order. No Action by any Governmental Authority shall have been instituted to restrain, prohibit or invalidate the transactions contemplated by this Agreement. There shall be no Governmental Order in existence that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate such transactions.

(d)	Ancillary Agreements. Purchaser shall have executed and delivered, or caused to be executed and delivered, to Seller all of the Ancillary Agreements.

(e)	Officer’s Certificate. Seller shall have received a certificate from Purchaser to the effect set forth in Sections 8.1(a) and 8.1(b), dated the Closing Date, signed on behalf of Purchaser by an authorized executive officer thereof.

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SECTION 8.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement on the Closing Date shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a)	Accuracy of Representations and Warranties. Each of the representations and warranties of Seller contained herein that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects at the date of this Agreement and at and as of the Closing Date, and each of the other representations and warranties of Seller contained herein that is not so qualified shall be true and correct in all material respects at the date of this Agreement and as of the Closing Date with the same force as if made on and as of the Closing Date (except, in each case, to the extent any such representation or warranty speaks as of a specific date, in which case such representation or warranty shall be, subject to the qualifications set forth above, true and correct as of such specific date).

(b)	Performance of Covenants. The covenants, obligations, conditions and agreements contained in this Agreement required to be performed or complied with by Seller on or before the Closing Date shall have been complied with in all material respects.

(c)	No Action or Proceedings; No Governmental Order. No Action by any Governmental Authority shall have been instituted to restrain, prohibit or invalidate the transactions contemplated by this Agreement. There shall be no Governmental Order in existence that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate.

(d)	Ancillary Agreements. Seller shall have executed and delivered, or caused to be executed and delivered, to Purchaser all of the Ancillary Agreements.

(e)	Officer’s Certificate. Purchaser shall have received a certificate from Seller to the effect set forth in Sections 8.2(a) and 8.2(b), dated the Closing Date, signed on behalf of Seller by the Chief Executive Officer, Chief Financial Officer or any Vice President of Seller.

(f)	Material Adverse Effect. Since the date hereof, no event, circumstance or change shall have occurred, that individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably could be expected to have, a Material Adverse Effect.

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing (except as limited as to time in paragraph (c) below):

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(a)	by the mutual written consent of Seller and Purchaser;

(b)	by Seller, upon ten Business Days prior written notice to Purchaser, if any of the conditions set forth in Section 8.1(a) or 8.1(b) becomes incapable of fulfillment as a result of events beyond the control of Seller and such condition is not waived by Purchaser; or by Purchaser, upon ten Business Days prior written notice to Seller, if any of the conditions set forth in Section 8.2(a) or 8.2(b) becomes incapable of fulfillment as a result of events beyond the control of Purchaser and such condition is not waived by Seller;

(c)	by Seller or Purchaser, if the Closing shall not have occurred prior to April 30, 2006, provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date and that the party seeking termination pursuant to is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(d)	by Purchaser or Seller if (i) there shall be a final non-appealable order of any court in effect preventing consummation of the transactions contemplated hereby, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Authority that would make consummation of the transactions contemplated hereby illegal; or

(e)	by Purchaser if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued affecting the transactions contemplated hereby by any Governmental Authority, which would (i) prohibit Purchaser’s ownership or operation of any portion of the Business or the Acquired Assets or (ii) compel Purchaser to dispose of or hold separate all or any portion of the Business or the Acquired Assets as a result of the transactions contemplated hereby.

(f)	by Purchaser if Purchaser is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement such that the conditions set forth in Section 8.2 would not be satisfied and such breach has not been cured within ten (10) Business Days after written notice thereof to the Seller; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

(g)	by the Seller if Seller is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement such that the conditions set forth in Section 8.1 would not be satisfied and such breach has not been cured within ten (10) Business Days after written notice thereof to Purchaser, provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

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SECTION 9.2 Effect of Termination. Upon any termination hereof pursuant to Section 9.1, no party hereto shall thereafter have any further liability or obligation hereunder or under any Ancillary Agreement (except as expressly provided therein) except that (i) the Confidentiality Agreement shall survive in accordance with its terms and Sections 5.4, 5.5, 9.2, 11.2, 11.3, 11.10 and 11.11 shall also survive such termination and (ii) no such termination shall relieve any party hereto or thereto of any liability for any breach of any term hereof prior to the date of such termination.

SECTION 9.3 Waiver. At any time prior to the Closing Date, any party may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable Law. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

ARTICLE X INDEMNIFICATION

SECTION 10.1 Indemnification by Purchaser. Subject to the limitations set forth in this Article X, after the Closing, Purchaser shall indemnify and hold Seller and its Subsidiaries, and each of their respective officers, directors, employees, stockholders, agents and representatives (collectively, the “Seller Indemnified Parties”) harmless from and against all losses, damages, costs, expenses, liabilities, obligations, fines, judgments, settlements, penalties, interest and expenses, and reasonable fees and expenses of counsel (collectively, the “Losses”), which such Seller Indemnified Party may at any time suffer or incur, or become subject to, as a result of, in connection with or otherwise with respect to:

(a)	any breach of any representation and or any breach of warranty made by Purchaser or by any of its Subsidiaries in or pursuant to this Agreement, the Ancillary Agreements or any Purchaser Document, provided, however, that if any such representation or warranty is qualified in any respect by materiality or Material Adverse Effect, for purposes of this clause (a) such materiality or Material Adverse Effect qualification will in all respects be ignored;

(b)	any breach of any covenant on the part of Purchaser or any of its Subsidiaries contained in this Agreement, any Ancillary Agreement or any Purchaser Document;

(c)	Purchaser’s ownership or conduct of the Business following the Closing except to the extent Seller is obligated to indemnify Purchaser under Section 10.2;

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(d)	any Assumed Liabilities;

(e)	any Purchaser Employment Related Liabilities;

(f)	any Purchaser UK Employment Related Liabilities;

(g)	Purchaser’s failure to comply in all respects with its obligations under Regulation 10 of TUPE;

(h)	any fraud or misrepresentation by Purchaser with respect to the transactions contemplated by this Agreement or the Ancillary Agreements; or

(i)	any third party claims of infringement (except for claims by Seller or its Affiliates) for manufacture, use or sale by Purchaser or its Subsidiaries of Assigned Intellectual Property or Licensed Intellectual Property in products other than Sold Module Products.

SECTION 10.2 Indemnification by Seller.

(a)	Subject to the limitations set forth in this Article X, after the Closing, Seller shall indemnify and hold Purchaser and its Subsidiaries, and each of their respective officers, directors, employees, stockholders, agents and representatives (collectively, the “Purchaser Indemnified Parties”) harmless from and against any and all Losses, which such Purchaser Indemnified Party may at any time suffer or incur, or become subject to, as a result of, in connection with or otherwise with respect to:

(i)	any breach of any representation and or any breach of warranty made by Seller or by a Selling Subsidiary in or pursuant to this Agreement, any Ancillary Agreement and any Seller Document; provided, however, that if any such representation or warranty is qualified in any respect by materiality or Material Adverse Effect, for purposes of this clause (a) such materiality or Material Adverse Effect qualification will in all respects be ignored;

(ii)	any failure by Seller or any Selling Subsidiary to perform or fulfill any of its covenants or agreements required to be performed by Seller or any Selling Subsidiary under this Agreement, the Ancillary Agreements or any Seller Document;

(iii)	any Excluded Liabilities;

(iv)	any Seller Employment Related Liabilities;

(v)	any Seller UK Employment Related Liabilities;

(vi)	Seller’s failure to comply in all respects with its obligations under Regulation 10 of TUPE;

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(vii)	any Proceedings resulting from Purchaser’s or it Subsidiaries’ use of Seller’s naming convention and associated Trademarks following the Closing (to the extent such use is permitted pursuant to this Agreement or the Transition Services Agreement);

(viii)	any liability for those matters set forth in Section 10.2(a)(viii) of the Disclosure Schedule;

(ix)	any fraud or misrepresentation by Seller with respect to the transactions contemplated by this Agreement or the Ancillary Agreements; or

(x)	the failure of Seller or the Selling Subsidiaries to comply with any applicable bulk sales Laws.

(b)	(i)	From and after the Closing, Seller shall indemnify and hold Purchaser Indemnified Parties harmless from and against any and all Losses, which such Purchaser Indemnified Party may at any time suffer or incur or become subject to, as a result of or in connection with or otherwise with respect to any claims brought by Seller’s Subsidiaries, Seller’s shareholders and the Seller’s shareholders’ wholly-owned Subsidiaries against Purchaser or any of its Subsidiaries arising out of Purchaser’s or its Subsidiaries’ manufacture, use or sale of Sold Module Products that have been Developed.

(ii)	Notwithstanding Section 10.2(b)(i), Seller have no liability to Purchaser or its Subsidiaries or responsibility for any claim brought by any Affiliate of Seller arising out of:

(A)	the combination of any Sold Module Product with any other product to the extent such combination gives rise to such claim;

(B)	the modification of any Sold Module Product by Purchaser if such claim would not have arisen but for such modification;

(C)	any Essential Patents;

(D)	[. . .]; or

(E)	the individual hardware or Software components included in the Sold Module Products when considered on a stand-alone basis.

(c)	For 12 months following the Closing, Seller shall indemnify, and hold the Purchaser Indemnified Parties harmless from or against, any and all Losses which such Purchaser Indemnified Party may at any time suffer or incur or become subject to, as a result of or in connection with or otherwise with respect to infringement of any patent of any third party (other than Seller’s Subsidiaries, Seller’s shareholders and the Seller’s shareholders’ wholly-owned Subsidiaries) arising out of Purchaser’s or any of its Subsidiaries’ manufacture, use or sale of Sold Module Products that have been Developed.

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(i)	Seller may, in the event of any such Proceeding (provided that such Proceedings shall not limit Seller’s indemnification obligations set forth in Section 10.2(a) or 10.2(b), as the case may be):

(A)	modify or replace the affected technology if Purchaser promptly provides Seller with a reasonable written estimate of the actual costs to perform such modification or replacement, and provides Seller with sufficient information to evaluate the expense associated with such modification and/or replacement, or

(B)	procure a license at Seller’s cost, for Purchaser to use such intellectual property to make, use, sell, offer for sale, import, or otherwise dispose of Sold Module Products that have been Developed without infringement.

(ii)	Notwithstanding the foregoing, Seller shall have no liability pursuant to this Section 10.2(c) or responsibility for any claims of third party patent infringement (other than with respect to Affiliates of Seller) arising out of:

(A)	the combination of any Sold Module Products with any other product by to the extent such combination causes such infringement; or

(B)	the modification of any Sold Module Products by Purchaser if such infringement would not have occurred but for such modification; or

(C)	any Sold Module Products if there are no technical alternatives available besides the technology covered by the patent;

(D)	technology covered by (i) any license, cross-license, non-assert or covenant not to sue with the party asserting the patent(s) that Seller has or is sublicensed or otherwise covered under that would cover the Sold Module Products; or (ii) a license, cross-license, non-assert or covenant not to sue after the Closing that Seller has or is sublicensed or otherwise covered under that would cover the Sold Module Products; or

(E)	any Essential Patents;

(F)	any asserter as disclosed in Section 3.8 of the Disclosure Schedule; or

(G)	the individual hardware or Software components included in the Sold Module Products when considered on a stand-alone basis.

(iii)	The foregoing contained within this Section 10.2(c) states the entire responsibility of Seller with respect to patent infringement claims by any third party (other than Affiliates of Seller) that are not otherwise breaches of representations or warranties by Seller.

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SECTION 10.3 Limitations on Indemnification.

(a)	Notwithstanding any other provision to the contrary:

(i)	Seller shall have no liability under Section 10.2(a)(i) unless and until (x) Seller is timely and properly notified of a potential claim in accordance with Section 10.5 and (y) the aggregate liability that Seller would have under Section 10.2(a)(i) exceeds on a cumulative basis an amount equal to [. . .] (the “Threshold Amount”) (in which event Purchaser shall be entitled to the full amount of the indemnity and not just the amount in excess of the Threshold Amount);

(ii)	Purchaser shall have no liability under Section 10.1(a) unless and until (x) Purchaser is timely and properly notified of a potential claim in accordance with Section 10.5 and (y) the aggregate liability that Purchaser would have under Section 10.1(a) exceeds on a cumulative basis an amount equal to the Threshold Amount (in which event Seller shall be entitled to the full amount of the indemnity and not just the amount in excess of the Threshold Amount), provided, however, that in no event shall Purchaser have any obligation to indemnify under Section 10.1(a) for any amount to the extent that such amount, when aggregated with all other amounts payable as a result of indemnification under Section 10.1(a) would be in excess of the Initial Payment plus any Subsequent Payments; and

(iii)	Except as provided in Section 10.3(b) below, in no event shall Seller have any obligation to indemnify under Section 10.2(a), Section 10.2(b) or Section 10.2(c) for any amount, to the extent that such amount, when aggregated with all other amounts payable as a result of indemnification under Section 10.2(a), Section 10.2(b) and/or Section 10.2(c) would be in excess of the Initial Payment plus any Subsequent Payments.

(iv)	In no event shall Seller have any obligation to indemnify under Section 10.2(c) for any amount, to the extent such amount, when aggregated with all other amounts payable as a result of the indemnification under Section 10.2(c) would be in excess of [. . .].

(b)	In no event shall the limitations on indemnification provided in subsection (a) of this Section 10.3 apply to indemnification with respect to those matters listed in Section 10.2(a)(ii) through 10.2(a)(ix), as to which there shall be no limit on recovery for indemnification and Purchaser shall be entitled to recover all Losses from Euro one with no time limit for recovery thereof.

(c)	With respect to any breach by Seller of the representations and warranties set forth in Section 3.6 hereof, any claim by Purchaser for indemnification shall not be subject to the Threshold Amount, and Purchaser shall be entitled to recover any and all Losses from Euro one. Notwithstanding the foregoing sentence, Seller shall have no liability for breaches of Section 3.6(a) unless and until (x) Seller is timely and properly notified of a potential claim in accordance with Section 10.5 and (y) the aggregate liability for Seller for breaches of Section 3.6 (a) exceeds on a cumulative basis an amount equal to [. . .].

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(d)	[. . .]

SECTION 10.4 Termination of Indemnification for Breaches of Representation and Warranties. The obligations to indemnify and hold harmless any party pursuant to Section 10.1(a) or Section 10.2(a)(i) shall terminate on the date that is eighteen (18) months after the Closing Date; provided, however, that in the case of those representations and warranties that survive beyond such eighteen (18) month period (as provided in Section 11.1), the obligation to indemnify and hold harmless shall continue until the termination of such representations and warranties pursuant to Section 11.1. Such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 10.5 to the party to be providing the indemnification.

SECTION 10.5 Notification of Claims. All claims for indemnification under this Article X shall be asserted and resolved as follows:

(a)	In the event any Person entitled to be indemnified pursuant to Section 10.1 or 10.2 (the “Indemnified Party”) should have a claim against any Person liable for such indemnification (the “Indemnifying Party”) under Section 10.1 or 10.2 that does not involve a third-party claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim to the Indemnifying Party; provided, however, that such notice shall not be effective unless it expressly specifies, or it is reasonably apparent from the document, that it is a notice for indemnification hereunder. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) calendar days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under Section 10.1 or 10.2, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under Section 10.1 or 10.2 and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

(b)	If such claim involves a claim by a third party against the Indemnified Party, and provided the claim by the Indemnified Party is not of a type for which the Indemnifying Party’s liability may be limited by Section 10.3, and further provided that such claim solely involves monetary damages and the full amount of such monetary damages would be fully payable by the Indemnifying Party pursuant to the indemnification obligations set forth in this Agreement in the event such third party won such claim, the Indemnifying Party may, within ten days after receipt of such notice and upon notice to the Indemnified Party, assume, with counsel of its own choice, reasonably satisfactory to the Indemnifying Party, at the sole cost and expense of the Indemnifying Party, the settlement or defense thereof (in which case any Loss associated therewith shall be the sole responsibility of the Indemnifying Party), provided that the Indemnified Party may, at its sole cost and expense, participate in such

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settlement or defense through counsel chosen by it without any right to control thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith.

(c)	For all other such claims that involve a claim by a third party against the Indemnified Party, the Indemnified Party shall have the right to conduct and control, through counsel of its own choosing, reasonably acceptable to the Indemnifying Party, any third party legal action or other claim, but the Indemnifying Party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the Indemnified Party shall fail to defend any such legal action or other claim, then the Indemnifying Party may defend, through counsel of its own choosing, such legal action or other claim, and so long as it gives the Indemnified Party at least 15 days’ notice of the terms of the proposed settlement thereof and permits the Indemnified Party to then undertake the defense thereof, except as set forth below, and settle such legal action or other claim and reduce the Indemnity Amount in the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense.

(d)	Notwithstanding any of the foregoing, (i) the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in Section 10.5(b), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests, (ii) the Indemnified Party may take over the control of the defense or settlement of a third-party claim at any time, and (iii) the Indemnifying Party may not, without the consent of the Indemnified Party, settle or compromise any action or consent to the entry of any judgment, such consent not to be unreasonably withheld. So long as the Indemnifying Party is contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the Indemnifying Party’s consent, such consent not to be unreasonably withheld.

(e)	If the Indemnifying Party is not entitled to assume the defense of the claim pursuant to the foregoing provisions or is entitled but does not contest such claim in good faith (including if it does not notify the Indemnified Party of its assumption of the defense of such claim within the ten-day period set forth above), then the Indemnified Party may conduct and control, through counsel of its own choosing and at the expense of the Indemnifying Party, the settlement or defense thereof, and the Indemnifying Party shall cooperate with it in connection therewith.

(f)	The failure of the Indemnified Party to participate in, conduct or control such defense shall not relieve the Indemnifying Party of any obligation it may have hereunder. Any defense costs required to be paid by the Indemnifying Party shall be paid as incurred, promptly against delivery of invoices therefor.

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ARTICLE XI GENERAL PROVISIONS

SECTION 11.1 Survival. The representations and warranties of Seller and Purchaser contained in or made pursuant to this Agreement shall survive in full force and effect until the date that is eighteen (18) months after the Closing Date; provided, however, that (a) Sections 3.1, 3.2, 4.1 and 4.2 shall survive indefinitely and (b) Sections 3.12, 3.14 and 3.15 shall survive until thirty (30) days following the expiration of all applicable statutes of limitations. Except as otherwise expressly provided in this Agreement, each covenant hereunder shall survive the Closing indefinitely or in accordance with its terms, if any.

SECTION 11.2 Expenses. Except as otherwise provided herein, the parties shall bear their respective direct and indirect expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

SECTION 11.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person or by express, airborne courier service with signature to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.3):

(a)	if to Seller:

Sony Ericsson Mobile Communications AB SE-221 88 Lund, Sweden Attention: Jonathan Pearl Facsimile: +44 20 8762 5876

with a copy to:

Hutchison Law Group PLLC 5410 Trinity Road Suite 400 Raleigh, North Carolina 27607 Attention: John M. Fogg Facsimile: 919-829-9696

(b)	if to Purchaser:

Ronald D. Black Chief Executive Officer

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Wavecom S.A. 3 esplanade du Foncet 92442 Issy-les-Moulineaux Cedex, France Fax: +33(0) 1 46 29 08 04

with a copy to:

Jones Day 120 rue du Faubourg Saint Honoré 75008 Paris France Attention: Olivier Edwards Facsimile: +33.1.56.59.39.38

- AND -

2882 Sand Hill Road, Suite 240 Menlo Park, CA 94025, USA Attention: Daniel R. Mitz Facsimile: +1-650-739-3900

SECTION 11.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.5 Severability. If any term or other provision of this Agreement or the application of any such term to any Person or circumstance is held invalid, illegal or incapable of being enforced by any court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision or the application thereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

SECTION 11.6 Entire Agreement. This Agreement, together with the Ancillary Agreements, the Confidentiality Agreement and all exhibits and schedules hereto and thereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, term sheets, letters of interest, correspondence (including e-mail) and undertakings, both written and oral, between Seller and Purchaser with respect to the subject matter hereof.

SECTION 11.7 Assignment. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement by operation of Law or otherwise without the prior written consent of the other party to this Agreement and any attempt to do so will be void, except that Purchaser may, upon the prior written consent of Seller, (such

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consent not to be unreasonably withheld) assign any or all of its rights, interests and obligations under this Agreement (i) before or after the Closing, to any Affiliate and (ii) after the Closing, to any Person; provided that any such Affiliate or Person, as applicable, agrees in writing to be bound by all of the terms, conditions and provisions contained in this Agreement, but no such assignment shall relieve Purchaser of its obligations under this Agreement if such assignee does not perform such obligations. Without limiting the generality of the foregoing, if requested by Purchaser and consented to by Seller (such consent not to be unreasonably withheld), Seller agrees to cause the Business, the Acquired Assets, the Assigned Intellectual Property and the Assumed Liabilities or, in each case, any portion thereof, at Closing to be transferred to any Affiliate as Purchaser may direct. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

SECTION 11.8 No Third-Party Beneficiaries. Except as provided in Article X, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 11.9 Amendment. This Agreement may not be amended, waived or modified except by an instrument in writing signed by each of the parties hereto.

SECTION 11.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to the conflicts principles of such state.

SECTION 11.11 Arbitration.

(a)	The parties agree to negotiate in good faith to resolve any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, non-performance, validity or breach of this Agreement or the Ancillary Agreements or otherwise arising out of, or in any way related to, this Agreement or the Ancillary Agreements, including any request for specific performance, and claim based on contract, tort, statute or constitution (a “Dispute”); provided, that whether the parties negotiated in good faith to resolve any Disputes will not be an issue to be resolved in any forum. In the event the parties are unable to resolve such Dispute, such Dispute shall be resolved as provided in sub-paragraph (b).

(b)	All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or three arbitrators appointed in accordance with said Rules. The place of arbitration shall be London. The arbitration panel, after consultation with the parties may conduct hearings and meetings at any location that is in proximity to London and convenient to the parties. The language in which the arbitration proceedings will be conducted shall be English.

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(c)	The Arbitration Panel shall be entitled, if appropriate, to award any remedy in such proceedings, including monetary damages, specific performance and all other forms of legal and equitable relief.

(d)	In any arbitration pursuant to this Section 11.11, and before the Arbitration Panel establishes the facts of the case, each party shall be entitled to the timely production by the other party of relevant, non-privileged documents or copies thereof. If the parties are unable to agree on the scope and/or timing of such document production, the Arbitration Panel shall have the power, upon application of any party, to make all appropriate orders for the production of documents by any party.

(e)	In any arbitration pursuant to this Section 11.11, and before the Arbitration Panel establishes the facts of the case, each party shall be entitled to examine witnesses by deposition to provide non-privileged testimony that is relevant to the controversies, claims or disputes at issue. If the parties are unable to agree on the propriety of a deposition, or its scope and/or timing, the Arbitration Panel shall have the power, upon the application of any party, to make all appropriate orders in connection with a proposed deposition.

(f)	In any dispute arising out of or in connection with this Agreement, any party hereto may, notwithstanding the other provisions of this Section 11.11, request at any time pending a final decision under this Agreement, a temporary restraining order, preliminary injunction and/or any other interim relief from any court of competent jurisdiction without thereby waiving its other rights under this Agreement or being in violation of this Section 11.11.

SECTION 11.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.13 Availability of Equitable Relief. In the event of any breach or threatened breach by either party of its obligations under this Agreement prior to the Closing, the other party shall be entitled to equitable relief (including specific performance) without prejudice to any other rights or remedies that may otherwise be available to such other party.

SECTION 11.14 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

SECTION 11.15 Interpretation. The parties have participated jointly in the negotiating and drafting of this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or

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burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[signature pages follow]

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Sony Ericsson Mobile Communications AB

By:	/s/ MILES FLINT
Name: Miles Flint
Title: President

By:	/s/ JONATHAN PEARL
Name: Jonathan Pearl
Title: Corporate Vice President, Legal

Wavecom S.A

By:	/s/ RONALD D. BLACK
Name: Ronald D. Black
Title: Chief Executive Officer

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